UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Portland General Electric Company
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NOTICE OF 2017 ANNUAL MEETING & PROXY STATEMENT

APRIL 26, 2017

Green Future Solar, a 2,935 kW solar facility in Willamina, Oregon

March 16, 2017

To our shareholders:

On behalf of the Board of Directors, we are pleased to invite you to Portland General Electric Company’s 2017 Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m. Pacific Time on Wednesday, April 26, 2017, in the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon 97204.
Details of the business we plan to conduct at the meeting are included in the attached Notice of Annual Meeting of Shareholders and proxy statement. Only holders of record of PGE common stock at the close of business on February 28, 2017 are entitled to vote at the meeting. Your vote is very important. Regardless of the number of shares you own, we encourage you to participate in the affairs of the company by voting your shares at this year’s annual meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares before the meeting.
We hope you will find it possible to attend this year’s annual meeting, and thank you for your interest in PGE and your participation in this important annual process.
Cordially,

Jack E. Davis Chairman of the Board

James J. Piro President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2017

To our shareholders:
The 2017 Annual Meeting of Shareholders of Portland General Electric Company will be held at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon 97204, at 10:00 a.m. Pacific Time on Wednesday, April 26, 2017.
The meeting is being held for the following purposes, which are more fully described in the proxy statement that accompanies this notice:

1.	To elect directors named in the proxy statement for the coming year;

2.	To ratify the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year 2017;

3.	To approve, in a non-binding vote, the compensation of the company's named executive officers;

4.	To recommend, in a non-binding vote, the frequency of future non-binding shareholder votes to approve the compensation of the company’s named executive officers; and

5.	To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.
As of the date of this notice, the company has received no notice of any matters, other than those set forth above, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, are authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.
The close of business on February 28, 2017 has been fixed as the record date for determining shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record as of the close of business on that date are entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting.
Your vote is very important. Please read the proxy statement and then, whether or not you expect to attend the annual meeting, and no matter how many shares you own, vote your shares as promptly as possible. You can vote by proxy over the Internet, by mail or by telephone by following the instructions provided in the proxy statement. Submitting a proxy now will help ensure a quorum and avoid added proxy solicitation costs. If you attend the meeting, you may vote in person, even if you have previously submitted a proxy.
You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of PGE a written revocation or a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy will be disregarded.

BY ORDER OF THE BOARD OF DIRECTORS,

Marc S. Bocci
Corporate Secretary

TABLE OF CONTENTS

Proxy Statement Summary	1	Proposal 3: Non-Binding Advisory Vote on Approval of Compensation of Named Executive Officers	21
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	4	Proposal 4: Non-Binding Advisory Vote on the Frequency of Future Shareholder Votes on Compensation of Named Executive Officers	22
Section 16(a) Beneficial Reporting Compliance	4	Compensation and Human Resources Committee Report	23
Executive Officers	5	Compensation Discussion and Analysis	23
Corporate Governance	7	Executive Summary	23
Board of Directors	7	How We Make Compensation Decisions	24
Non-Employee Director Compensation	9	Elements of Compensation	27
Director Independence	10	Other Compensation Practices	35
Board Committees	11	Executive Compensation Tables	37
Policies on Business Ethics and Conduct	13	Summary Compensation	37
Certain Relationships and Related Persons Transactions	13	Grants of Plan-Based Awards	39
Compensation Committee Interlocks and Insider Participation	13	Outstanding Equity Awards at Fiscal Year-End	40
Equity Compensation Plans	14	Stock Units Vested	41
Audit Committee Report	14	Pension Benefits	41
Principal Accountant Fees and Services	15	Non-Qualified Deferred Compensation	42
Pre-Approval Policy for Independent Auditor Services	15	Termination and Change in Control Benefits	43
Proposal 1: Election of Directors	16	Additional Information	47
Board of Directors	16	Questions and Answers about the Annual Meeting	47
Director Nominees	16	Shareholder Proposals for the 2018 Annual Meeting	50
Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm	20	Communications with the Board of Directors	51

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider. Please review the entire proxy statement carefully before voting.
Annual Meeting of Shareholders
Date and Time:        April 26, 2017, 10:00 a.m. Pacific Time
Place:            Conference Center Auditorium
Two World Trade Center
25 SW Salmon Street
Portland, Oregon 97204
Record Date:            February 28, 2017
Voting Matters and Board Voting Recommendations

Proposal 1: Election of Directors
The Board recommends a FOR vote for the election of each of the director nominees named in the proxy statement.
Proposal 2: Ratification of Appointment of Auditors
The Board recommends a FOR vote on this proposal.

Proposal 3: Advisory Vote on Executive Compensation
The Board recommends a FOR vote on this proposal.

Proposal 4: Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation
The Board recommends that you vote for a frequency of “One Year” on this proposal.
PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES

Name	Age	Director Since
John W. Ballantine	71	2004
Rodney L. Brown, Jr.	61	2007
Jack E. Davis, Chairman	70	2012
David A. Dietzler	73	2006
Kirby A. Dyess	70	2009
Mark B. Ganz	56	2006
Kathryn J. Jackson	59	2014
Neil J. Nelson	58	2006
M. Lee Pelton	66	2006
James J. Piro	64	2009
Charles W. Shivery	71	2014

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS
We are asking our shareholders to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent auditor for 2017. Set forth below is a summary of information with respect to Deloitte's fees for services provided in 2016 and 2015.

	2016	2015
Audit Fees	$1,625,000	$1,555,000
Audit-Related Fees	79,564	57,000
Tax Fees	—	—
All Other Fees	5,700	5,300
Total	$1,710,264	$1,617,300

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking shareholders to approve, on an advisory basis, our named executive officer compensation. The Board of Directors recommends a “FOR” vote because it believes that our compensation policies and practices help us achieve our goals of rewarding strong and sustained financial and operating performance, leadership excellence and alignment of our executives' long-term interests with those of our stakeholders.
Below are some of the key features of our executive compensation program that we believe help enable the company to achieve its performance goals:

•	A significant percentage of compensation at risk.

•	Incentive pay based on quantifiable company measures.

•	Balanced focus on financial results and operations.

•	Stock ownership guidelines that align executives’ interests with those of shareholders.

•	An independent compensation consultant that reports directly to the Compensation and Human Resources Committee.

•	Low burn rate (the rate at which equity incentive awards are made).

•	No significant perquisites.

•	No tax gross-ups.

These features are reflected in the 2016 compensation of our named executive officers, which is summarized in the table below. This table should be read in conjunction with the additional information on our executive compensation program included in the Compensation Discussion and Analysis section of this proxy statement and the related executive compensation tables that follow it.

EXECUTIVE COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Award	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals
James J. Piro President and Chief Executive Officer	2016	836,431	1,517,452	680,574	135,052	148,124	3,317,633
	2015	805,549	1,395,704	688,826	41,221	138,451	3,069,751
	2014	789,028	1,255,429	730,622	214,340	108,421	3,097,840
James F. Lobdell Senior Vice President, Finance, Chief Financial Officer and Treasurer	2016	449,074	461,998	206,396	114,897	45,824	1,278,189
	2015	413,356	402,470	201,648	14,470	44,943	1,076,887
	2014	357,540	349,986	193,503	247,236	37,560	1,185,825
Maria M. Pope Senior Vice President, Power Supply, Operations and Resource Strategy	2016	477,576	494,985	245,180	55,384	60,683	1,333,808
	2015	464,728	438,582	234,258	25,302	64,135	1,227,005
	2014	451,076	429,997	269,552	67,259	57,839	1,275,723
J. Jeffrey Dudley Vice President, General Counsel and Corporate Compliance Officer	2016	398,086	332,983	166,364	54,397	48,352	1,000,182
	2015	385,729	289,784	169,364	(1,375)	48,796	892,298
	2014	367,145	275,988	178,742	110,026	142,607	1,074,508
William O. Nicholson Senior Vice President, Customer Service, Transmission & Distribution	2016	322,903	223,992	135,991	120,053	39,627	842,566
	2015	317,720	216,781	142,684	46,614	43,586	767,385
	2014	303,579	206,485	146,212	252,063	29,549	937,888

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
We are asking shareholders to recommend, in a non-binding vote, a frequency of one year for future non-binding shareholder votes to approve the compensation of the company’s named executive officers.
Important Dates for 2018 Annual Meeting
We plan to hold our 2018 Annual Meeting of Shareholders on April 25, 2018. Shareholder proposals submitted for inclusion in our 2018 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us by November 17, 2017. Shareholder proposals to be brought before the 2018 Annual Meeting of Shareholders outside of Rule 14a-8 must be received by us by December 27, 2017. After November 17, 2017, and up to December 27, 2017 a shareholder may submit a proposal to be presented at the annual meeting, but it will not be included in our proxy statement or form of proxy relating to the 2018 annual meeting.
Proxy Statement
This proxy statement is being furnished to you by the Board of Directors of Portland General Electric Company (“PGE” or the “company”) to solicit your proxy to vote your shares at our 2017 Annual Meeting of Shareholders. The meeting will be held at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon 97204 at 10:00 a.m. Pacific Time on Wednesday, April 26, 2017. This proxy statement and the enclosed proxy card and 2016 Annual Report are being mailed to shareholders, or made available electronically, on or about March 16, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
On February 28, 2017 there were 89,059,366 shares of PGE common stock outstanding. The following table sets forth, as of that date unless otherwise specified, the beneficial ownership of PGE common stock of (1) known beneficial owners of more than 5% of the outstanding shares of PGE common stock, (2) each director or nominee for director, (3) each of our “named executive officers” listed in the Summary Compensation Table, and (4) our executive officers and directors as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
5% or Greater Holders
The Vanguard Group, Inc.(1)	7,507,131	8.44%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(2)	5,844,601	6.60%
40 East 52nd Street
New York, NY 10022
Non-Employee Directors
John W. Ballantine	18,690 (3)	*
Rodney L. Brown, Jr.	18,014 (3)	*
Jack E. Davis	10,179 (3)	*
David A. Dietzler	18,690 (3)	*
Kirby A. Dyess	15,056 (3)	*
Mark B. Ganz	18,690 (3)(4)	*
Kathryn J. Jackson	6,867 (3)	*
Neil J. Nelson	18,290 (3)(4)	*
M. Lee Pelton	18,690 (3)	*
Charles W. Shivery	7,285 (3)	*
Named Executive Officers
James J. Piro	157,242	*
James F. Lobdell	31,530	*
Maria M. Pope	22,263 (4)	*
J. Jeffrey Dudley	44,472	*
William O. Nicholson	22,313	*
All of the above officers and directors and other executive officers as a group (22 persons)	486,397	*

*	Percentage is less than 1% of PGE common stock outstanding.

(1)	As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2017, reporting information as of December 31, 2016.

(2)
As reported on Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2017, reporting information as of December 31, 2016. The Schedule 13G/A indicates that the shares are held by 11 separate entities and that none of these entities beneficially own 5% or more of the outstanding PGE common stock.

(3)
Includes 513 shares of common stock that will be issued on March 31, 2017 upon the vesting of restricted stock units granted under the Portland General Electric Company 2006 Stock Incentive Plan. Restricted stock units do not have voting or investment power until the units vest and the underlying common stock is issued.

(4)	Shares are held jointly with the individual's spouse, who shares voting and investment power.
SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and executive officers and persons who beneficially own more than 10% of our common stock. To the best of our knowledge, all of the filings required by Section 16(a) of the Securities Exchange Act of 1934 for our directors and executive officers and persons who beneficially own more than 10% of our common stock were made on a timely basis in 2016.

EXECUTIVE OFFICERS
JAMES J. PIRO President and Chief Executive Officer, age 64.

Appointed President and Co-Chief Executive Officer on January 1, 2009 and appointed President and Chief Executive Officer on March 1, 2009. Served as Executive Vice President, Chief Financial Officer and Treasurer from July 2002 to December 2008. Served as Senior Vice President Finance, Chief Financial Officer and Treasurer from May 2001 until July 2002. Served as Vice President, Chief Financial Officer and Treasurer from November 2000 until May 2001. Served as Vice President, Business Development from February 1998 until November 2000.
JAMES F. LOBDELL Senior Vice President, Finance, Chief Financial Officer and Treasurer, age 58.

Appointed to current position on March 1, 2013. Served as Vice President, Power Operations and Resource Strategy from August 2, 2004 until appointed to current position. Served as Vice President, Power Operations from September 2002 until August 2, 2004. Served as Vice President, Risk Management Reporting, Controls and Credit from May 2001 until September 2002.
WILLIAM O. NICHOLSON Senior Vice President, Customer Service, Transmission and Distribution, age 58.

Appointed to current position on April 18, 2011. Served as Vice President, Distribution Operations from August 2009 until appointed to current position. Served as Vice President, Customers and Economic Development from May 2007 until August 2009. Served as General Manager, Distribution Western Region from April 2004 until May 2007. Served as General Manager, Distribution Line Operations and Services from February 2002 until April 2004.
MARIA M. POPE Senior Vice President, Power Supply, Operations and Resource Strategy, age 52.

Appointed to current position on March 1, 2013. Served as Senior Vice President, Finance, Chief Financial Officer and Treasurer from January 1, 2009 until appointed to current position. Previously served as a director of the company from January 2006 to December 2008. Served as Vice President and Chief Financial Officer of Mentor Graphics Corporation, a software company based in Wilsonville, Oregon, from July 2007 to December 2008. Prior to joining Mentor Graphics, served as Vice President and General Manager, Wood Products Division of Pope & Talbot, Inc., a pulp and wood products company, from December 2003 to April 2007. Pope & Talbot, Inc. filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on November 19, 2007.
LARRY N. BEKKEDAHL Vice President, Transmission and Distribution, age 56.

Appointed to current position on August 25, 2014. Served as Senior Vice President of Transmission Services at Bonneville Power Administration from June 2012 to August 2014, and as Vice President of Engineering and Technical Services from April 2008 to June 2012.  Prior to joining Bonneville Power Administration, served as Director of Engineering and Technical Services for Clark Public Utilities from 2001 to 2008, and served in various capacities for PacifiCorp from 1984 to 2001.
CAROL A. DILLIN Vice President, Customer Strategies and Business Development, age 59.

Appointed to current position on August 1, 2009. Served as Vice President, Public Policy from February 2004 until appointed to current position.
J. JEFFREY DUDLEY Vice President, General Counsel and Corporate Compliance Officer, age 68.

Appointed to current position on August 10, 2007. Served as Associate General Counsel from May 2001 until appointed to current position and was the lead regulatory attorney on state and federal matters.
CAMPBELL A. HENDERSON Vice President, Information Technology and Chief Information Officer, age 63.

Appointed to current position on August 1, 2006. Served as Chief Information Officer and General Manager, Information Technology from August 2005 until appointed to current position.
BRADLEY Y. JENKINS Vice President, Power Supply Generation, age 53.

Appointed to current position on September 1, 2015. Served as General Manager, Diversified Plant Operations, from November 2013 until appointed to current position. Served as Plant General Manager, Boardman Power Plant from September 2012 to November 2013 and as Operations Manager, Boardman Power Plant from March 2012 to September 2012. Prior to joining PGE, Mr. Jenkins served in a variety of leadership and management roles in the utility industry with 24 years of experience in large generating facilities. He served as Maintenance Manager for Sandvik Special Metals from March 2011 to March 2012, as Lead Maintenance Assessor for Tecmer from February 2011 to March 2011, and as Maintenance Manager for Energy Northwest from

April 2006 to November 2010. His experience also includes time at Entergy Louisiana, Entergy Nuclear South, Energy Northwest and the Tennessee Valley Authority.
ANNE F. MERSEREAU Vice President, Human Resources, Diversity and Inclusion, age 54.

Appointed to current position on January 4, 2016. Served as Employee Services Manager for Human Resources from January 2014 until appointed to current position. As Employee Services Manager, she led Human Resources Operations, including Systems Reporting and Analytics, Payroll, Human Resources Service Center, and Health Services. Served as Consultant to Change Management from January 2012 to January 2014 and as Human Resources Business Partner from July 2009 to December 2011. Prior to joining PGE, served as Senior Consultant for Waldron, a global human resources consulting firm, from December 2008 to July 2009 and held various positions with Marsh USA from January 2000 to October 2006, most recently as Managing Director and U.S. Region Human Resources Director.
W. DAVID ROBERTSON Vice President, Public Policy and Corporate Resiliency, age 50.

Appointed to current position on August 1, 2009. Served as Director of Government Affairs from June 2004 until appointed to current position.
KRISTIN A. STATHIS Vice President, Customer Service Operations, age 53.

Appointed to current position on June 1, 2011. Served as general manager of Revenue Operations from August 2009 until May 2011. Served as assistant treasurer and manager of Corporate Finance from October 2005 until July 2009. Served as general manager of Power Supply Risk Management from August 2003 until September 2005.

CORPORATE GOVERNANCE
Our Board of Directors has implemented a corporate governance program, including the adoption of charters for our Audit Committee, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee and Finance Committee; Corporate Governance Guidelines (including Categorical Standards for Determination of Director Independence); a Process for Handling Communications to the Board of Directors and Board Committees; a Code of Business Ethics and Conduct; and a Code of Ethics for Chief Executive and Senior Financial Officers. These documents are published under the “Corporate Governance” section of our website at investors.portlandgeneral.com and are available in print to shareholders, without charge, upon request to Portland General Electric Company at its principal executive offices at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary.
Board of Directors
Our business, property and affairs are managed under the direction of our Board of Directors. Members of the board are kept informed of our business by consulting with our Chief Executive Officer and other officers and senior management, by reviewing and approving capital and operating plans and budgets and other materials provided to them, by visiting our offices and plants and by participating in meetings of the board and its committees.
During 2016, the Board of Directors met five times. During 2016, each director attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which the director served, except for Mr. Ballantine, who attended 71% of the aggregate of such meetings. Under our Corporate Governance Guidelines, the non-management directors must meet in executive session without management at least quarterly. The Chairman of the board (or if the Chairman is not an independent director, the lead independent director) presides over these executive sessions. The non-management directors met in executive session four times in 2016, generally at the end of each regular quarterly board meeting. In the event that the non-management directors include directors who are not independent under the New York Stock Exchange listing standards, our Corporate Governance Guidelines require the independent directors to meet separately in executive session at least once a year. Throughout 2016, all of our non-management directors were independent under the New York Stock Exchange listing standards. Accordingly, the four meetings of our non-management directors in 2016 also constituted meetings of our independent directors.
It is our policy that directors are expected to attend the annual meeting of shareholders. A director who is unable to attend the annual meeting of shareholders (which it is understood may occur on occasion) is expected to notify the Chairman of the board. At the time of the 2016 annual meeting of shareholders, we had 11 directors. Ten of our directors attended the 2016 annual meeting of shareholders. Mr. Ballantine was unable to attend.
BOARD LEADERSHIP STRUCTURE
We separate the roles of Chief Executive Officer and Chairman of the board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company. The Chairman of the board provides leadership to the board in exercising its role of providing advice to, and independent oversight of, management. The Chairman of the board also provides leadership in defining the board’s structure and activities in the fulfillment of its responsibilities, provides guidance to the Chief Executive Officer, sets the board meeting agendas with board and management input, and presides over meetings of the Board of Directors and meetings of shareholders. The board recognizes the significant time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment. The board also recognizes the significant commitment that is required from the Chairman, particularly as the board’s oversight responsibilities continue to grow. While our bylaws and Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance. Jack E. Davis, our current Chairman, is an independent director as defined in the New York Stock Exchange listing standards and the company’s Categorical Standards for Determination of Director Independence.
BOARD OVERSIGHT OF RISK
Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. The board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal, regulatory and strategic risks. These reports help the board understand the company’s risk identification, risk management and risk mitigation strategies and processes.
While the board has ultimate responsibility for oversight of the risk management process, various committees of the board assist the board in fulfilling its oversight responsibilities for certain areas of risk. The Audit Committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and reviews quarterly reports from the company’s Corporate Compliance Committee. In addition, the Audit Committee assists the board in fulfilling its responsibility for oversight of the risk management process by reviewing periodic reports on the guidelines and policies governing the process by which the company assesses and manages its exposure to risk and discussing the company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Compensation and Human Resources Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from the company’s compensation policies and programs. The Nominating and Corporate Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for directors, and corporate governance. The Finance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the company’s power operations, capital projects, finance activities, credit and liquidity.
SELECTION OF CANDIDATES FOR BOARD MEMBERSHIP
The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the board for election as directors. The committee seeks candidates with the qualifications and areas of expertise that will enhance the composition of the board. The committee does not have a formal policy with respect to the consideration of diversity in identifying director nominees, but believes it is important that the board represent a diversity of backgrounds, experience, gender and race. The committee considers a number of criteria in selecting nominees, including:

•	Demonstration of significant accomplishment in the nominee's field;

•	Ability to make a meaningful contribution to the board's oversight of the business and affairs of the company;

•	Reputation for honesty and ethical conduct in the nominee's personal and professional activities;

•	Relevant background and knowledge in the utility industry;

•	Experience and skills in areas important to the operation of the company; and
•Business judgment, time availability, including the number of other boards of public companies on which a nominee serves, and potential conflicts of interest.
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. In considering candidates recommended by shareholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The shareholder’s name and evidence of ownership of PGE common stock, including the number of shares owned and the length of time of ownership; and

•
The candidate’s name, resume or listing of qualifications to be a director and consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the board.

The shareholder recommendation and information described above must be sent to the Chairman of the Nominating and Corporate Governance Committee, in care of our Corporate Secretary, at Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204.
The Nominating and Corporate Governance Committee retains an outside search firm to assist the committee members in identifying and evaluating potential nominees for the board. The committee also identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above who might be available to serve on the board, especially business and civic leaders in the communities in our service area. As described above, the committee will also consider candidates recommended by shareholders.
Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee may collect and review publicly available information to assess whether the person should be considered further. If the committee determines that the person warrants further consideration, the committee chair or another member of the committee will contact the person. Generally, if the person expresses a willingness to be a candidate and to serve on the board, the Nominating and Corporate Governance Committee may request information from the candidate, review the candidate’s accomplishments and qualifications and compare them to the accomplishments and qualifications of any other candidates that the committee might be considering. The committee may also choose to conduct one or more interviews with the candidate. In certain instances, committee members may contact references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder.

Non-Employee Director Compensation
The following table describes the compensation earned by persons who served as non-employee directors during any part of 2016.
2016 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Stock Awards (2)	All Other Compensation(3)	Total
John W. Ballantine	$88,500	$84,994	$1,637	$175,131
Rodney L. Brown, Jr.	81,000	84,994	1,637	167,631
Jack E. Davis	138,000	84,994	1,637	224,631
David A. Dietzler	81,000	84,994	1,637	167,631
Kirby A. Dyess	92,250	84,994	1,637	178,881
Mark B. Ganz	81,000	84,994	1,637	167,631
Kathryn J. Jackson	81,000	84,994	1,637	167,631
Neil J. Nelson	96,000	84,994	1,637	182,631
M. Lee Pelton	88,500	84,994	1,637	175,131
Charles W. Shivery	81,000	84,994	1,637	167,631

(1)    Amounts in this column include cash retainers, meeting fees and chair fees.

(2)
These amounts represent the grant date fair value of restricted stock unit grants made in 2016, the terms of which are discussed below in the section entitled “Restricted Stock Unit Grants.” The annual equity grants (with a grant date fair value of $84,994) were made on May 4, 2016 in respect of services to be performed during the ensuing 12-month period.

(3)
This column represents amounts earned in respect of dividend equivalent rights under restricted stock unit awards. See the discussion below under “Restricted Stock Unit Grants.” The value of the dividend equivalent rights was not incorporated into the “Stock Awards” column.

Current Compensation Arrangements for Non-Employee Directors
The following table describes the current compensation arrangements with our non-employee directors:

Annual Cash Retainer Fees
Annual Cash Retainer Fee for Directors	$45,000
Additional Annual Cash Retainer Fee for Chairman of the Board	75,000
Additional Annual Cash Retainer Fee for Audit Committee Chair	15,000
Additional Annual Cash Retainer Fee for Compensation and Human Resources Committee Chair	11,250
Additional Annual Cash Retainer Fee for Other Committee Chairs	7,500
Annual Committee Service Fee (per committee)	18,000
Value of Annual Grant of Restricted Stock Units	85,000
The annual cash retainers and the annual committee service fee are paid quarterly in arrears. We will also reimburse certain expenses related to the directors’ service on the board, including expenses in connection with attendance at board and committee meetings.
Restricted Stock Unit Grants
Each of our non-employee directors receives an annual grant of restricted stock units. The number of restricted stock units each director receives is determined by dividing $85,000 by the closing price of PGE common stock on the date of grant. These grants are typically made on or around the date of our annual meeting of shareholders.
Each restricted stock unit represents the right to receive one share of common stock at a future date. Provided that the director remains a member of the board, the restricted stock units will vest over a one-year vesting period in equal installments on the last day of each calendar quarter and will be settled exclusively in shares of common stock. Restricted stock units do not have voting rights with respect to the underlying common stock until the units vest and the common stock is issued.
Each director also is granted one dividend equivalent right with respect to each restricted stock unit. Each dividend equivalent right represents the right to receive an amount equal to the dividends that are paid on one share of common stock and that have a record date between the grant date and vesting date of the related restricted stock unit. The dividend equivalent rights will be settled exclusively in cash on the date that the related dividends are paid to holders of common stock.

The grants of restricted stock units and dividend equivalent rights are made pursuant to the terms of the Portland General Electric Company 2006 Stock Incentive Plan. The grants are subject to the terms and conditions of the plan and agreements between PGE and each director.
Stock Ownership Requirements for Non-Employee Directors
Our Corporate Governance Guidelines require each non-employee director to own shares of PGE common stock with a value equal to at least three times the value of the annual equity grant to non-employee directors. Non-employee directors must meet this requirement within five years following the first annual meeting at which they are elected. All of our directors either meet the stock ownership requirement or are on track to do so by the applicable target date. Our stock ownership policy for executive officers is described on pages 35 to 36 of this proxy statement.
Outside Directors’ Deferred Compensation Plan
The company maintains the Portland General Electric Company 2006 Outside Directors’ Deferred Compensation Plan to provide directors with the opportunity to defer payment of compensation for their board service. Directors may defer fees and retainers, as well as any other form of cash remuneration. Deferral elections must be made no later than December 15 of the taxable year preceding the year in which the compensation is earned. Deferrals accumulate in an account that earns interest at a rate that is one-half a percentage point higher than the Moody’s Average Corporate Bond rate. Benefit payments under the plan may be made in a lump sum or in monthly installments over a maximum of 180 months.
Director Independence
For a director to be considered independent under the New York Stock Exchange corporate governance listing standards, the Board of Directors must affirmatively determine that the director does not have any direct or indirect material relationship with the company, including any of the relationships specifically proscribed by the New York Stock Exchange independence standards. The board considers all relevant facts and circumstances in making its independence determinations. Only independent directors may serve on our Audit Committee, Compensation and Human Resources Committee, and Nominating and Corporate Governance Committee.
In addition to complying with New York Stock Exchange independence standards, our Board of Directors has adopted a formal set of categorical standards with respect to the determination of director independence. Under our Categorical Standards for Determination of Director Independence, a director must be determined to have no material relationship with the company other than as a director. These standards specify the criteria by which the independence of our directors will be determined, including guidelines for directors and their immediate families with respect to past employment or affiliation with the company, its customers or its independent registered public accounting firm. The standards also restrict commercial and not-for-profit relationships with the company, and prohibit Audit Committee members from having any accounting, consulting, legal, investment banking or financial advisory relationships with the company. Directors may not be given personal loans or extensions of credit by the company, and all directors are required to deal at arm’s length with the company and its subsidiaries, and to disclose any circumstance that may result in the director no longer being considered independent. The full text of our Categorical Standards for Determination of Director Independence is published as an addendum to our Corporate Governance Guidelines, which are available under the “Corporate Governance” section of our website at investors.portlandgeneral.com.
During its review of director independence, the board considered whether there were any transactions or relationships between the company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). As part of its review of director independence, the board considered Mark B. Ganz’ position as President and Chief Executive Officer and a director of Cambia Health Solutions, Inc. (“CHS”) and CHS’ business relationship with the company during the last three fiscal years. PGE and Local Union No. 125 of the International Brotherhood of Electrical Workers have established a trust that is partly funded by PGE to provide health and welfare benefits to employees and retirees who are covered by one of the collective bargaining agreements between PGE and the union. By action of the Board of Trustees that administers the trust, the trust engaged Regence BlueCross BlueShield of Oregon, a subsidiary of CHS, to provide health products and services. The board also considered whether there were charitable contributions to not-for-profit organizations for which a director or an immediate family member of a director serves as a board member or executive officer. In addition, the board considered that in the ordinary course of our business we provide electricity to some directors and entities with which they are affiliated on the same terms and conditions as provided to other customers of the company.
As a result of this review, the board affirmatively determined that the following directors nominated for election at the annual meeting are independent under the New York Stock Exchange listing standards and our independence standards: John W. Ballantine, Rodney L. Brown, Jr., Jack E. Davis, David A. Dietzler, Kirby A. Dyess, Mark B. Ganz, Kathryn J. Jackson, Neil J. Nelson, M. Lee Pelton and Charles W. Shivery.
The board determined that James J. Piro is not independent because of his employment as the company’s President and Chief Executive Officer.

Board Committees
The Board of Directors has four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation and Human Resources Committee and the Finance Committee. Current copies of the charters for each of these committees are available under the “Corporate Governance” section of our website at investors.portlandgeneral.com. The Board of Directors has determined that each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Human Resources Committee is comprised solely of independent directors in accordance with the New York Stock Exchange listing standards.
The table below provides membership information for each of the committees as of March 16, 2017.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation and Human Resources Committee	Finance Committee
John W. Ballantine			✓	Chair
Rodney L. Brown, Jr.		✓		✓
Jack E. Davis		✓
David A. Dietzler	✓	✓
Kirby A. Dyess	✓		Chair
Mark B. Ganz	✓		✓
Kathryn J. Jackson			✓	✓
Neil J. Nelson	Chair		✓
M. Lee Pelton		Chair		✓
Charles W. Shivery	✓			✓
AUDIT COMMITTEE
The Audit Committee met four times in 2016. Under the terms of its charter, the Audit Committee must meet at least once each quarter. The committee regularly meets separately with management, our internal auditor and our independent registered public accounting firm. The responsibilities of the committee include:
•Retaining our independent registered public accounting firm;
•Evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•Overseeing matters involving accounting, auditing, financial reporting and internal control functions, including the integrity of our financial statements and internal controls;
•Approving audit and permissible non-audit service engagements to be undertaken by our independent registered public accounting firm through the pre-approval policies and procedures adopted by the committee;
•Reviewing the performance of our internal audit function;

•
Reviewing the company’s annual and quarterly financial statements and the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q and recommending to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K; and

•Assisting the board in fulfilling its responsibility to oversee our risk management program.
The committee has the authority to secure independent expert advice to the extent the committee determines it to be appropriate, including retaining independent counsel, accountants, consultants or others, to assist the committee in fulfilling its duties and responsibilities.
The Board of Directors has determined that Mr. Dietzler, Mr. Nelson and Mr. Shivery are “audit committee financial experts” as that term is defined under rules of the Securities and Exchange Commission.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee met two times in 2016. Under the terms of its charter, the committee must meet at least two times annually. The responsibilities of the committee include:
•Identifying and recommending to the board individuals qualified to serve as directors and on committees of the board;
•Advising the board with respect to board and committee composition and procedures;

•	Developing and recommending to the board a set of corporate governance guidelines and reviewing such guidelines at least annually;

•	Reviewing the succession plans for the Chief Executive Officer and senior officers either as a committee, or together with the full board; and
•Overseeing the self-evaluation of the board and coordinating the evaluations of the board committees.
The committee may retain search firms to identify director candidates, and has the sole authority to approve the search firm’s fees and other retention terms. The committee also may retain independent counsel or other consultants or advisers as it deems necessary to assist in its duties to the company.
COMPENSATION AND HUMAN RESOURCES COMMITTEE
The Compensation and Human Resources Committee met five times in 2016. Under the terms of its charter, the committee must meet at least two times annually. The responsibilities of the committee include:

•
Together with the other independent directors, evaluating annually the performance of the Chief Executive Officer in light of the goals and objectives of our executive compensation plans, both generally and with respect to approved performance goals;

•
Evaluating annually the performance of the other executive officers in light of the goals and objectives applicable to such executive officers, which may include requesting that the Chief Executive Officer provide performance evaluations for such executive officers and recommendations with respect to the compensation of such executive officers (including long-term incentive compensation);

•	Together with the other independent directors, determining and approving the compensation of the Chief Executive Officer in light of the evaluation of the Chief Executive Officer’s performance;

•	Determining and approving the compensation of the other executive officers in light of the evaluation of such officers’ performance;

•	Reviewing and approving, or recommending approval of, perquisites and other personal benefits to our executive officers;

•	Reviewing and recommending the appropriate level of compensation for board and committee service by non-employee members of the board;

•	Reviewing our executive compensation plans and programs annually and approving or recommending to the board new compensation plans and programs or amendments to existing plans and programs; and

•	Reviewing and approving any severance or termination arrangements to be made with any executive officer.
Under its charter, the committee has authority to retain compensation consultants to assist the committee in carrying out its responsibilities, including sole authority to approve the consultants’ fees and other retention terms. The committee has engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) to advise it on matters related to executive compensation.
The committee is supported in its work by members of our Compensation and Benefits Department. The formal role of our executive officers in determining executive compensation is limited to the responsibility of the Chief Executive Officer to provide the committee with a self-evaluation, as well as an evaluation of the performance of the other executive officers. The committee may also seek input from our executive officers in developing an overall compensation philosophy and in making decisions about specific pay components.
The committee has authority to conduct or authorize investigations or studies of matters within the committee’s scope of responsibilities, and to retain independent counsel or other consultants or advisers as it deems necessary to assist it in those matters. To the extent permitted by applicable law, regulation or the New York Stock Exchange listing standards, the committee may form subcommittees and delegate to the subcommittees, or to the committee chairperson individually, such power and authority as the committee deems appropriate.
FINANCE COMMITTEE
The Finance Committee met four times in 2016. Under the terms of its charter, the committee meets as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than annually. The responsibilities of the committee include:

•	Reviewing and recommending to the board financing plans, and annual capital and operating budgets, proposed by management;

•	Reviewing, and approving or recommending, certain costs for projects, initiatives, transactions and other activities within the ordinary business of the company;

•	Reviewing our capital and debt structure, approving or recommending to the board the issuance of secured and unsecured debt, and recommending to the board the issuance of equity;

•	Reviewing and recommending to the board dividends, including changes in dividend amounts, dividend payout goals and objectives;

•	Reviewing earnings forecasts;

•
Assisting the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the company’s power operations, capital projects, finance activities, credit and liquidity;

•	Reviewing and recommending to the board investment policies and guidelines and the use of derivative securities to mitigate financial and foreign currency exchange risk; and

•	Overseeing the control and management of benefit plan assets and investments.
Policies on Business Ethics and Conduct
All of our directors, officers and employees are required to abide by our Code of Business Ethics and Conduct. This code of ethics covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations, and oversight and compliance. Our Chief Executive Officer, Chief Financial Officer and Controller are also required to abide by the Code of Ethics for Chief Executive and Senior Financial Officers. These ethics codes form the foundation of a comprehensive program of compliance with our Guiding Behaviors - Be Accountable, Earn Trust, Dignify People, Make the Right Thing Happen, Positive Attitude and Team Behavior - and all corporate policies and procedures to ensure that our business is conducted ethically and in strict adherence to all laws and regulations applicable to us. Employees are responsible for reporting any violation, including situations or matters that may be considered to be unethical or a conflict of interest under the ethics codes.
The full texts of both the Code of Business Ethics and Conduct and the Code of Ethics for Chief Executive and Senior Financial Officers are available under the “Corporate Governance” section of our website at investors.portlandgeneral.com or in print to shareholders, without charge, upon request to Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary. Any future amendments to either of these codes, and any waiver of the Code of Ethics for Chief Executive and Senior Financial Officers, and of certain provisions of the Code of Business Ethics and Conduct for directors, executive officers or our Controller, will be disclosed to our shareholders to the extent required by law.
As required by New York Stock Exchange rules, our audit committee has procedures in place regarding the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and allowing for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In addition, we have a Policy Regarding Compliance with Securities and Exchange Commission Attorney Conduct Rules that requires all of our lawyers to report to the appropriate persons at the company evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by the company or any of its directors, officers, employees or agents.
Certain Relationships and Related Persons Transactions
We do not have a separate written policy or procedures for the review, approval or ratification of transactions with related persons. However, our Corporate Governance Guidelines, our Code of Business Ethics and Conduct and our Conflict of Interest Policy address conflicts of interest and relationships with PGE. In its consideration of nominees for the Board of Directors, the Nominating and Corporate Governance Committee examines possible related person transactions as part of its review. The Board of Directors annually reviews the relationship that each director has with PGE, which includes relationships with our officers and employees, our auditors and our customers. Our Code of Business Ethics and Conduct requires any person, including our directors and officers, to report any violation of the code or any situation or matters that may be considered to be unethical or a conflict of interest. Any potential conflict of interest under the code involving a director, an executive officer or our Controller is reviewed by the Audit Committee. Only the Audit Committee may waive a conflict of interest involving a director, an executive officer or our Controller, which will be promptly disclosed to our shareholders to the extent required by law.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation and Human Resources Committee during 2016 were John W. Ballantine, Kirby A. Dyess, Mark B. Ganz, Kathryn J. Jackson and Neil J. Nelson. All members of the committee during 2016 were independent directors and no member was an employee or former employee. During 2016, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation and Human Resources Committee or Board of Directors.

EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2016 for the Portland General Electric Company 2006 Stock Incentive Plan and the Portland General Electric Company 2007 Employee Stock Purchase Plan. The 2006 Stock Incentive Plan was amended and restated as of October 24, 2007 and was originally approved by the shareholders on May 7, 2008 at the company’s 2008 annual meeting of shareholders. The 2007 Employee Stock Purchase Plan was approved by the shareholders on May 2, 2007 at the company’s 2007 annual meeting of shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans approved by security holders	712,996(1)	N/A	3,421,136(2)(3)
Equity Compensation Plans not approved by security holders	N/A	N/A	N/A
Total	712,996(1)	N/A	3,421,136(2)(3)

(1)
Represents outstanding restricted stock units and related dividend equivalent rights issued under the 2006 Stock Incentive Plan, and assumes maximum payout for restricted stock units with performance-based vesting conditions. The restricted stock units do not have an exercise price and are issued when award criteria are satisfied. See “Non-Employee Director Compensation - Restricted Stock Unit Grants” above and “Long-Term Equity Incentive Awards” below for further information regarding the 2006 Stock Incentive Plan.

(2)	Represents shares remaining available for issuance under the 2006 Stock Incentive Plan and the 2007 Employee Stock Purchase Plan.

(3)
Includes approximately 15,000 shares available for future issuance under the 2007 Employee Stock Purchase Plan that are subject to purchase in the purchase period from January 1, 2017 to June 30, 2017. The number of shares subject to purchase during any purchase period depends on the number of current participants and the price of the common stock on the date of purchase.

AUDIT COMMITTEE REPORT
The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the company and its subsidiaries. Management is responsible for the company’s internal controls and the financial reporting process, including the integrity and objectivity of the company’s financial statements. The company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the company’s financial statements, expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, expressing an opinion as to the effectiveness of the company’s internal control over financial reporting and reviewing the company’s quarterly financial statements.
The committee has met and held discussions with management and Deloitte regarding the fair and complete presentation of the company’s financial results and the effectiveness of the company’s internal control over financial reporting. The committee has discussed with Deloitte significant accounting policies that the company applies in its financial statements, as well as alternative treatments. The committee also discussed with the company’s internal auditor and Deloitte the overall scope and plans for their respective audits.
Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the committee has reviewed and discussed the consolidated financial statements with management and Deloitte. The committee has discussed with Deloitte the matters required to be discussed under the applicable rules adopted by the Public Company Accounting Oversight Board.
The committee has reviewed and discussed with Deloitte all communications required by generally accepted auditing standards. In addition, the committee has received the written disclosures and the letter regarding independence from Deloitte, as required by applicable requirements of the Public Company Accounting Oversight Board, and has discussed such information with Deloitte.
Based upon the review, discussions and representations referenced above, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

The committee has appointed Deloitte as the company’s independent registered public accounting firm for fiscal year 2017.
Audit Committee
Neil J. Nelson, Chair
David A. Dietzler
Kirby A. Dyess
Mark B. Ganz
Charles W. Shivery

February 14, 2017
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for 2016 and 2015 were as follows:

	2016	2015
Audit Fees(1)	$1,625,000	$1,555,000
Audit-Related Fees(2)	79,564	57,000
Tax Fees(3)	—	—
All Other Fees(4)	5,700	5,300
Total	$1,710,264	$1,617,300

(1)
For professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 and for the review of the interim consolidated financial statements included in quarterly reports on Form 10-Q. Audit Fees also include services normally provided in connection with statutory and regulatory filings or engagements, assistance with and review of documents filed with the Securities and Exchange Commission, the issuance of consents and comfort letters, as well as the independent auditor’s report on the effectiveness of internal control over financial reporting.

(2)
For assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above, including attest services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and audits of the statements of activities of jointly owned facilities. Also includes amounts reimbursed to PGE in connection with cost sharing arrangements for certain services.

(3)	For professional tax services, including consulting and review of tax returns.

(4)	For all other products and services not included in the above three categories, including reference products related to income taxes and financial accounting matters.
PRE-APPROVAL POLICY FOR INDEPENDENT AUDITOR SERVICES
The Audit Committee must separately pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements. Prior to the engagement, the Audit Committee reviews and approves a list of services, including estimated fees, expected to be rendered during that year by the independent registered public accounting firm.
In addition, the Audit Committee requires pre-approval of all audit and permissible non-audit services provided by the company’s independent auditors, pursuant to a pre-approval policy adopted by the committee. The term of pre-approval is 12 months, unless the Audit Committee specifically provides for a different period. A detailed written description of the specific audit, audit-related, tax and other services that have been pre-approved, including specific monetary limits, is required. The Audit Committee may also pre-approve particular services and fees on a case-by-case basis. Management and the independent auditors are required to report at least quarterly to the Audit Committee regarding the actual services, and fees paid for such services, compared to the services and fees that were pre-approved in accordance with this policy.
All audit and permissible non-audit services provided by the independent auditors during 2016 and 2015 were pre-approved by the Audit Committee.

PROPOSAL 1: ELECTION OF DIRECTORS
Board of Directors
The board has nominated all of the 11 current directors for re-election as directors. The nominees are: John W. Ballantine, Rodney L. Brown, Jr., Jack E. Davis, David A. Dietzler, Kirby A. Dyess, Mark B. Ganz, Kathryn J. Jackson, Neil J. Nelson, M. Lee Pelton, James J. Piro and Charles W. Shivery. This slate of nominees satisfies the New York Stock Exchange listing standards for board composition and majority director independence. See the section above entitled “Corporate Governance - Director Independence” for further details regarding director independence.
All of our directors are elected annually by shareholders. Directors hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. Our bylaws provide that the Board of Directors may determine the size of the board. Effective April 26, 2014, the board has set the size of the board at 11 directors. At the annual meeting, proxies cannot be voted for a greater number of individuals than the number of nominees named in this proxy statement.
All of the nominees have agreed to serve if elected. If any director is unable to stand for election, the board may reduce the number of directors or designate a substitute. If the board designates a substitute, shares represented by proxies will be voted for the substitute director. We do not expect that any nominee will be unavailable or unwilling to serve.
Director Nominees
In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated an ability to exercise sound judgment, as well as a commitment of service to the company and the board.

John W. Ballantine, age 71, director since February 2004; Chairman of the Finance Committee and member of the Compensation and Human Resources Committee.
Mr. Ballantine has been an active, self-employed private investor since 1998, when he retired from First Chicago NBD Corporation where he had most recently served as Executive Vice President and Chief Risk Management Officer. During his 28-year career with First Chicago, Mr. Ballantine was responsible for international banking operations, New York operations, Latin American banking, corporate planning, U.S. financial institutions business and a variety of trust operations. Mr. Ballantine also serves as a director of Deutsche Funds, as a member of the audit committee and the investment oversight committee of Deutsche Funds, and as chair of the contract committee of Deutsche Funds. We believe that Mr. Ballantine’s qualifications to serve on our board include his extensive experience in finance and risk management, his experience in various executive and leadership roles for First Chicago NBD Corporation, as well as his experience on the boards of other companies. Mr. Ballantine’s expertise in finance and risk management is of great value to the board, given the company’s significant ongoing and anticipated capital programs and the company’s focus on enterprise risk management.

Rodney L. Brown, Jr., age 61, director since February 2007; member of the Nominating and Corporate Governance Committee and the Finance Committee.
Mr. Brown is a founding partner of Cascadia Law Group PLLC, a Seattle, Washington law firm that specializes in environmental law in the Pacific Northwest. He is the principal author of Washington’s Superfund law, the Model Toxics Control Act, and has worked for years to reform and improve the environmental regulatory system. From 1992 to 1996, Mr. Brown was a Managing Partner at the Seattle office of Morrison & Foerster, LLP, a large international law firm. We believe that Mr. Brown’s qualifications to serve on our board include his experience as an environmental lawyer, his extensive knowledge of environmental laws and regulations to which the company is subject, his general knowledge of government and public affairs, and his experience as a management consultant for organizations handling large infrastructure projects and projects with challenging environmental issues.

Jack E. Davis, age 70, director since June 2012; Chairman of the Board of Directors and member of the Nominating and Corporate Governance Committee.
Mr. Davis served as Chief Executive Officer of Arizona Public Service Company (“APS”), Arizona’s largest electricity provider, from September 2002 until his retirement in March 2008 and as President of APS from October 1998 to October 2007. Mr. Davis also served as President and Chief Operating Officer of Pinnacle West Capital Corporation (”Pinnacle West”) from September 2003 to March 2008 and as a director of Pinnacle West from January 2001 to March 2008 and a director of APS from October 1998 to May 2008. Pinnacle West is the parent company of APS. During his 35 years at APS, Mr. Davis held executive and management positions in various areas of the company, including commercial operations, generation and transmission, customer service, and power operations. Mr. Davis has served on the boards of the Edison Electric Institute and the National Electric Reliability Council. He also served as Chairman of the Western Systems Coordinating Council in 2000. We believe that Mr. Davis’ qualifications to serve on our board include his extensive knowledge of the utility industry, his experience as Chief Executive Officer, senior executive and director of APS and his experience as President, Chief Operating Officer, senior executive and director of Pinnacle West.

David A. Dietzler, age 73, director since January 2006; member of the Audit Committee and the Nominating and Corporate Governance Committee.
Mr.  Dietzler was a certified public accountant for over 40 years and retired as a partner of KPMG LLP, a public accounting firm, in 2005. During his last 10 years with KPMG LLP he served in both administrative and client service roles, which included serving on the firm’s board of directors, including the governance, nominating, and board process and evaluation committee, and was the Pacific Northwest partner in charge of the Audit Practice for KPMG’s offices in Anchorage, Boise, Billings, Portland, Salt Lake City, and Seattle, as well as the Managing Partner of the Portland office. Mr. Dietzler has served on the boards of Columbia Banking System, Inc. and Columbia State Bank since April 2013 and also serves as chair on the audit committee of each of those boards. Mr. Dietzler served on the board of directors of West Coast Bancorp and as chair of the audit committee from January 2012 to April 2013 when West Coast Bancorp was acquired by Columbia Banking System, Inc. We believe that Mr. Dietzler’s qualifications to serve on our board include his 37 years of experience auditing public companies and working with audit committees of public companies, his experience as a director of KPMG LLP, his knowledge of Securities and Exchange Commission filing requirements, financial reporting, internal control and compliance requirements, and the experience he acquired through his leadership roles for the Pacific Northwest offices of KPMG.

Kirby A. Dyess, age 70, director since June 2009; Chair of the Compensation and Human Resources Committee and member of the Audit Committee.
Ms. Dyess is a principal in Austin Capital Management LLC, where she evaluates, invests in, and assists early stage companies in the Pacific Northwest. In addition, she serves on the board of Itron, Inc. She has served on the audit committees of Itron, Inc. and Menasha Corporation, the governance committees of Merix Corporation, Itron, Inc., Viasystems Group, Inc. and Menasha Corporation, and as chair of the compensation committees of Viasystems Group, Inc. and Itron, Inc. She also serves as chair of the board of directors of Prolifiq Software, a provider of sales content management and compliance software, as a member of the board of Compli, a provider of workforce compliance management software, and as a member of the board of the Oregon Community Foundation. Prior to forming Austin Capital Management LLC in 2003, Ms. Dyess spent 23 years in various executive and management positions at Intel Corporation, most recently serving as Corporate Vice President of Intel Corporation from 1994 to 2002. Her assignments included Director of Intel Capital Operations from June 2001 to December 2002, Director of Strategic Acquisitions/New Business Development from November 1996 to June 2001, and Director of Worldwide Human Resources from January 1993 to November 1996. We believe that Ms. Dyess’ qualifications to serve on our board include the experience she acquired during her career at Intel Corporation in the areas of risk management, human resources, operations, government relations, mergers and acquisitions, sales and marketing, information technology, and the initiation of start-up businesses, and her experience serving on boards of other companies.

Mark B. Ganz, age 56, director since January 2006; member of the Audit Committee and the Compensation and Human Resources Committee.
Mr. Ganz has served since 2004 as president and chief executive officer of Cambia Health Solutions, Inc., a parent corporation of 22 companies offering products and services in the health care sector, including BlueCross and BlueShield health plans, to providers of care, consumers and employers. Cambia Health Solutions, Inc.’s family of companies range from software and mobile applications, health care marketplaces, non-traditional health care delivery models, health insurance, life insurance, pharmacy benefit management, and wellness. Mr. Ganz has been with Cambia Health Solutions, Inc. since 1992, holding various positions, including president, chief operating officer, chief legal officer and corporate secretary, and chief compliance officer. Mr. Ganz also serves on the board of directors of Cambia Health Solutions, Inc. In addition, Mr. Ganz serves as vice chair of the Board of Regents of the University of Portland and as president of the Boy Scouts of America Cascade-Pacific Council, serves on the boards of Blue Cross Blue Shield Association, Oregon Business Council, Greater Portland Inc., the Western Conference of Prepaid Health Plans, and The Conservation Project, and has served as chairman of the board of America’s Health Insurance Plans. We believe that Mr. Ganz’ qualifications to serve on our board include his experience overseeing multiple companies within a large diversified corporate group, his experience in various executive roles, his 29 years of experience in the practice of corporate and regulatory law, and his expertise in executive compensation and compensation structures, corporate governance, and ethics and compliance programs.

Kathryn J. Jackson, Ph.D., age 59, director since April 2014; member of the Finance Committee and Compensation and Human Resources Committee.
Dr. Jackson has served since January 2016 as the Director of Energy and Technology Consulting at KeySource, Inc., where she provides consulting services to clients in business growth, technology development and energy services. In addition, she has served since July 2015 as a director of Hydro One Inc., an electricity transmission and distribution company serving the Province of Ontario, Canada, and since January 1, 2017 as a director of Cameco Corporation - one of the world’s largest uranium producers, headquartered in Saskatchewan, Canada. Dr. Jackson previously served as Chief Technology Officer and Senior Vice President at RTI International Metals, Inc. from June 2014 to July 2015, where she was responsible for global research and technology development, technology strategy, and development of alloys and manufacturing processes, including 3D printing and powder metallurgy. Prior to joining RTI International Metals, Inc., Dr. Jackson served as the Chief Technology Officer and Senior Vice President of Research & Technology at Westinghouse Electric Company, LLC, a nuclear energy company, from 2009 to June 2014 and as the Vice President of Strategy, Research & Technology from 2008 to 2009. Prior to joining Westinghouse Electric Company, LLC, Dr. Jackson worked for 17 years at the Tennessee Valley Authority, where she held various executive positions. From 2008 to April of 2014, Dr. Jackson served on the board of directors of the Independent System Operator of New England, the grid system operator for the six New England states, where she served as Chair of the board of directors, Chair of the compensation and human resources committee and a member of the system planning and reliability committee. Dr. Jackson serves on the Electricity Industry Center Advisory Board at Carnegie Mellon University, the Carnegie Mellon University Engineering School Dean’s Advisory Board, the Electricity Institute Advisory Board at the University of Pittsburgh, and the Industry Advisory Board at Oregon State University School of Mechanical, Industrial, and Manufacturing Engineering. Dr. Jackson holds a Ph.D. in Engineering and Public Policy from Carnegie Mellon University. We believe that Dr. Jackson’s qualifications to serve on our board include her extensive background in engineering, her experience in senior executive roles at Westinghouse Electric Company, LLC and the Tennessee Valley Authority, her experience serving on the board of the Independent System Operator of New England, her experience with large capital projects, contracts and vendor negotiations, her experience with generation facilities and energy trading operations, her experience in research and development across a broad range of utility assets and systems, and her experience in the areas of environmental health and safety.

Neil J. Nelson, age 58, director since October 2006; Chair of the Audit Committee and member of the Compensation and Human Resources Committee.
Mr. Nelson has served as President and Chief Executive Officer of Siltronic Corporation, a global leader in the market for hyperpure silicon wafers and a partner to many top-tier chip manufacturers, since July 2003. He previously served as Vice President of Operations of Siltronic from 2000 to 2003. From 1987 to 2000, he served in various positions with Mitsubishi Silicon America. Mr. Nelson also serves on the board of directors and the compensation committee of Siltronic Corporation. We believe that Mr. Nelson’s qualifications to serve on our board include his experience in overseeing company-wide and divisional operations for Siltronic Corporation and divisional operations for Mitsubishi Silicon America, his experience in overseeing manufacturing operations at the department, division and company-wide levels, his experience in risk oversight and environmental issues, his experience overseeing safety systems and the financial reporting process for Siltronic Corporation, and his experience in developing and overseeing compensation programs over the past 15 years for Siltronic Corporation and, prior to that, for Mitsubishi Silicon America.

M. Lee Pelton, Ph.D., age 66, director since January 2006; Chair of the Nominating and Corporate Governance Committee and member of the Finance Committee.
Dr. Pelton has served as President of Emerson College in Boston, Massachusetts since July 2011. From July 1999 to July 2011, he served as President of Willamette University in Salem, Oregon. From 1991 until 1998, he was Dean of Dartmouth College. Prior to 1991, he held faculty and administrative posts at Colgate University and Harvard University. Dr. Pelton also served on the board of directors of PLATO Learning, Inc. from March 2007 to May 2010 and on the compensation and audit committees of PLATO Learning, Inc. We believe that Dr. Pelton’s qualifications to serve on our board include his experience in leadership positions at several universities, his connections to the academic community, his knowledge in the area of university relations and collaborations, his experience serving on boards of other companies, and the unique perspective he brings to various issues considered by the board as a result of his academic background and accomplishments.

James J. Piro, age 64, director since January 2009.
Mr. Piro has served as President and Chief Executive Officer since March 1, 2009 and as President and Co-Chief Executive Officer from January 1, 2009 to March 1, 2009. He was appointed to the Board of Directors effective January 1, 2009 in conjunction with his appointment as President and Co-Chief Executive Officer. From July 2002 to December 2008, he served as Executive Vice President Finance, Chief Financial Officer and Treasurer. From May 2001 to July 2002, he served as Senior Vice President Finance, Chief Financial Officer and Treasurer. From November 2000 to May 2001, he served as Vice President, Chief Financial Officer and Treasurer. Prior to November 2000, he served in various positions with the company, including Vice President, Business Development and General Manager, Planning Support, Analysis and Forecasting. We believe that Mr. Piro’s qualifications to serve on our board include his current role as President and Chief Executive Officer of the company, his more than 30 years of diverse experience as an employee of the company (which includes various executive and management positions) and his extensive knowledge of the company and the utility industry.

Charles W. Shivery, age 71, director since February 2014; member of the Audit Committee and the Finance Committee.
Mr. Shivery served as Chairman, President and Chief Executive Officer of Northeast Utilities, New England’s largest utility system, from March 2004 until his retirement in April 2012 following the completion of the merger between Northeast Utilities and NSTAR. Following his retirement, he served as Chairman of the Board of Trustees of Northeast Utilities from April 2012 to October 2013, and as a member of the Board of Trustees from October 2013 to May 2014. From 2007 to 2012, Mr. Shivery also served as Chairman of the boards of several wholly-owned subsidiaries of Northeast Utilities, including The Connecticut Light and Power Company, Public Service Company of New Hampshire, Western Massachusetts Electric Company and Yankee Gas Services Company. Prior to joining Northeast Utilities in 2002, Mr. Shivery worked for 29 years at Constellation Energy Group, Inc. and its wholly-owned subsidiary, Baltimore Gas & Electric Company, where he served in various executive positions, including Co-President of Constellation Energy Group. Mr. Shivery is a director of Webster Financial Corporation and is chair of the compensation committee and a member of the executive committee. We believe that Mr. Shivery’s qualifications to serve on our board include his nearly 40 years of experience in the utility industry, including policy-making level director and executive officer positions while employed at Constellation Energy Group, Inc. and Northeast Utilities, and his senior management level experience in capital and financial markets and credit markets throughout his career at Constellation Energy and Northeast Utilities.

Directors are elected by a majority of the votes cast at the annual meeting. Election by a majority means that a director nominee is elected if the number of votes cast “FOR” such director nominee exceeds the number of votes cast “AGAINST” such director nominee, provided that a majority of the outstanding shares of common stock are present in person or represented by proxy at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the consolidated financial statements of PGE and its subsidiaries for the fiscal year ending December 31, 2017 and to audit the effectiveness of internal control over financial reporting as of December 31, 2017.
The Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, the issues raised by the most recent quality control review, the coordination of the firm’s efforts with our internal audit department and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of those services will not impair the independence of the auditors. The Audit Committee expressed its satisfaction with Deloitte in all of these respects.
Under New York Stock Exchange and Securities and Exchange Commission rules, and the Audit Committee Charter, the Audit Committee is directly responsible for the selection, appointment, compensation, and oversight of the company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the shareholders. The Board of Directors, however, considers the appointment of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the appointment of Deloitte for ratification by the shareholders as a matter of good corporate practice. One or more representatives of Deloitte are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from shareholders. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.
Ratification of the appointment of Deloitte as the company’s independent registered public accounting firm will require that a majority of the outstanding shares of common stock be present in person or represented by proxy at the annual meeting and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: NON-BINDING ADVISORY VOTE ON APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS
As described in detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation programs are designed to attract and retain our named executive officers and to provide them with incentives to advance the interests of our key stakeholders, which include our customers, our shareholders, our employees, and the communities we serve. In designing these programs, we focus on the following principles:
PERFORMANCE BASED PAY

•	A significant portion of our executives’ pay should vary based on performance relative to key stakeholder interests;

•	Greater responsibility should be accompanied by a greater share of the risks and rewards of company performance; and

•	Executive pay should encourage financial and operational improvements, but not at the expense of the safety and reliability of our operations.
REASONABLE, COMPETITIVE PAY

•
Executive pay should be competitive, but other considerations, such as individual qualifications, corporate performance and internal pay equity should also play a role in determining executive compensation.

SOUND GOVERNANCE AND COMPENSATION PRACTICES

•
In the Compensation Discussion and Analysis, under the heading “Executive Summary” (which begins on page 23), we highlight features of our compensation program that we believe reflect sound governance and compensation practices. We urge shareholders, in considering their vote, to review these actions and features and to read the entire Compensation Discussion and Analysis, appearing on pages 23 to 36 of this proxy statement, which describes in more detail how the company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2016 Summary Compensation Table and other related compensation tables and narrative, appearing on pages 37 to 46 of this proxy statement, which provide detailed information on the compensation of our named executive officers. Our Compensation and Human Resources Committee and our Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our compensation objectives.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting to approve the resolution set forth below. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the shareholders of the Portland General Electric Company (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure in the proxy statement for the Company’s 2017 Annual Meeting of Shareholders.”
The vote on this proposal is advisory, and therefore not binding on the company, the Compensation and Human Resources Committee or the Board of Directors. However, we value the opinions of our shareholders and to the extent there is a significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation and Human Resources Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4: NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
As described in Proposal 3 above, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers (a “say-on-pay proposal”). This Proposal 4 affords shareholders the opportunity to cast an advisory vote on how often we should seek an advisory shareholder vote on such a say-on-pay proposal.
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and and the related rules of the Securities and Exchange Commission, we are providing shareholders the option of selecting a frequency of every year, every two years or every three years. For the reasons described below, the Board of Directors recommends that our shareholders select a frequency of every year, or an annual vote.
Our shareholders voted on a similar proposal in 2011 with the majority voting for a frequency of every year. Accordingly, we have thereafter submitted a say-on-pay proposal to our shareholders on an annual basis, which has allowed our shareholders to annually express their views on our executive compensation program.
As a result of the preference indicated by our shareholders in 2011, our Board of Directors has determined that an annual advisory vote on executive compensation is the most appropriate option for PGE. The Board of Directors also believes that an annual advisory vote on executive compensation provides shareholders with an opportunity to provide timely, direct input on our executive compensation philosophy, policies and practices. We therefore request that our shareholders select “One Year” when voting on the frequency of advisory votes on executive compensation. We understand that our shareholders may have different views as to what is the best approach for PGE, and we look forward to hearing from our shareholders on this proposal. While the results of voting on this proposal will not be binding on our Board of Directors, the board values shareholders’ opinions and will take the results of the vote into account when determining the frequency of a shareholder advisory vote on executive compensation.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”
A plurality of the votes cast for Proposal 4 will determine the shareholders’ preferred frequency for conducting an advisory vote on executive compensation. This means that the option of one year, two years or three years that receives the greatest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or PGE, the board may decide that it is in the best interests of our shareholders and PGE to hold an advisory vote on executive compensation more or less frequently than the option preferred by our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU SELECT “ONE YEAR” FOR THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Compensation and Human Resources Committee of the Board of Directors reviewed and discussed with the company’s management the following Compensation Discussion and Analysis. Based on that review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
Kirby A. Dyess (Chair)
John W. Ballantine
Mark B. Ganz
Kathryn J. Jackson
Neil J. Nelson
February 14, 2017
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the executive compensation policies and practices at PGE, as they relate to the following individuals, who were our “named executive officers” (our principal executive officer, principal financial officer and three other most highly compensated executive officers) in 2016:

•	James J. Piro, President and Chief Executive Officer;

•	James F. Lobdell, Senior Vice President, Finance, Chief Financial Officer and Treasurer;

•	Maria M. Pope, Senior Vice President, Power Supply, Operations and Resource Strategy;

•	J. Jeffrey Dudley, Vice President, General Counsel and Corporate Compliance Officer; and

•	William O. Nicholson, Senior Vice President, Customer Service, Transmission and Distribution.
Executive Summary
2016 BUSINESS HIGHLIGHTS
In 2016 we extended our strong track record of achieving solid operating performance while implementing our long-term strategic plans. While we faced some unexpected challenges that affected our financial performance, we were able to finish the year toward the upper end of our revised earnings guidance. Below we describe some of our accomplishments for the year.
Financial Performance

•	Net income, return on equity (“ROE”), and diluted earnings per share (“EPS”) were up relative to 2015.

•	Net income and ROE for 2016 were $192.7 million and 8.38%, respectively.

•
EPS was $2.16, slightly below our initial guidance of $2.20 to $2.35, but within the revised guidance range of $2.05 to $2.20 provided at our first quarter earnings call. The primary negative drivers of our financial performance were milder than forecasted weather conditions during 2016 (approximately $0.22 per share) and increased costs to complete our Carty Generating Station and begin the process to pursue litigation against the contractor and sureties (approximately $0.05 per share).

Utility Operations

•	Our customer satisfaction national rankings were top quartile for residential, general business and key customers.

•
Generation plant availability was 93.43% for 2016, above the maximum performance target under our annual incentive plan. (See “Annual Cash Incentive Awards” below for details about how we calculate and set performance targets for generation plant availability.)

•	Our net variable power cost savings exceeded the maximum performance level under our annual incentive award program.
Capital Investments
On July 29, 2016, we placed the Carty Generating Station, a 440 MW natural gas-fired baseload resource in Eastern Oregon, into service. The plant continues to operate as designed and had a 92.01% availability rate through December 2016. Beginning

August 1, 2016, PGE began recovering $514 million of capital costs for the construction of the Carty Generating Station, as well as the plant’s operating costs approved as a part of the 2016 General Rate Case. As a result of the default and termination of the general contractor for the project, PGE expects the total capital expenditures to exceed this amount, and is currently forecasting costs, including allowance for funds used during construction, of $640 million. This forecast does not reflect offsetting amounts that may be received under a performance bond PGE obtained on the project, or from the contractor or its parent company. PGE continues to pursue legal action against the contractor and Liberty Mutual and Zurich North America, the two sureties that issued the performance bond.
Regulatory Progress

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PGE partnered with a diverse group of stakeholders, including consumer advocates and environmental organizations, on a proposal to transition Oregon off coal-fired electricity generation and to double the renewable portfolio standard to 50% for the state’s two largest utility companies. The bill received bipartisan support in the Oregon legislature and was signed into law as the Oregon Clean Electricity and Coal Transition Plan on March 11, 2016.

•
On November 15, 2016, we filed our 2016 Integrated Resource Plan (“IRP”) with the Oregon Public Utility Commission (“OPUC”), which would put PGE on target for meeting Oregon’s expanded renewable energy requirements. The IRP calls for increases in energy efficiency and customer-side demand response, renewable energy resources, and flexible dispatchable resources. PGE is targeting mid-2017 for acknowledgement of the IRP, after a period for review and comment by OPUC staff and stakeholders.

•
On December 27, 2016, we filed our Transportation Electrification Plan with the OPUC, as contemplated by the Oregon Clean Electricity and Coal Transition Plan. In its filing, PGE proposed a variety of pilots to build more electric transportation infrastructure, educate customers about the benefits of electricity as a fuel, and implement innovative programs to test new technologies.

ALIGNMENT OF EXECUTIVE PAY WITH PERFORMANCE
Our executive pay for 2016 reflected the alignment of our incentive program with company performance. We performed at maximum levels relative to three of the goals of our annual cash incentive program (customer satisfaction, generation plant availability and power cost management) but below target relative to two of our goals (electric service power quality and earnings per share), which resulted in executive awards that were 85.8% to 99.8% of annual cash incentive target awards. Under our 2014-2016 equity incentive awards, above-target regulated asset base performance and total shareholder return performance were partially offset by below-target performance relative to our ROE goal, resulting in payouts that were 116.3% of target awards. For a detailed discussion of these awards, see pages 28 to 35.

How We Make Compensation Decisions
COMPENSATION PHILOSOPHY
The goals of our executive compensation program are to attract and retain highly qualified executives and to provide them with incentives to advance the interests of our stakeholders, which include our customers, our shareholders, our employees, and the communities we serve. To accomplish these goals, we observe the following principles:
Performance-Based Pay

•	A significant portion of our executives’ pay should be based on company performance relative to key stakeholder interests.

•	Greater responsibility should be accompanied by a greater share of the risks and rewards of company performance.

•	Executive pay should encourage financial and operational improvements, but not at the expense of the safety and reliability of our operations.
Reasonable, Competitive Pay

•
Executive pay should be competitive, but other considerations, such as individual qualifications, company performance, and internal equity should also play a role in determining executive compensation.

COMPENSATION PRACTICES
The Compensation and Human Resources Committee (which we sometimes refer to as our “Compensation Committee”) regularly reviews the company’s compensation practices and policies to ensure that they promote the interests of the company’s stakeholders. Listed below are some of the most important aspects of our program.

•
Significant pay at risk. In 2016, incentive awards with no guaranteed payouts constituted 54.5% to 74.0% of our named executive officers' target total direct compensation (base salary plus variable incentive awards, assuming target performance).

•	Rigorous performance metrics. We base incentive award payouts on company performance relative to quantifiable goals whose achievement represents a meaningful stretch.

•	Diversified incentive awards. Our incentive awards reflect a reasonable balance between short-term and long-term performance, and awards are based on both operational and financial results.

•
Modest stock award program. Our three-year average burn rate (the total number of equity award shares granted over a three-year period divided by the weighted average of the shares outstanding) was 0.23% for 2014 through 2016, which puts us near the median relative to our peers.

•
Meaningful stock ownership guidelines. Our stock ownership guidelines are three times base salary for our CEO and one times base salary for our other executives, targets that are significant but commensurate with the size of the our executives’ stock awards.

•
Clawback of incentive pay. We have a clawback policy that authorizes our Compensation Committee to seek reimbursement of incentive compensation from executive officers if the board of directors determines that the officer has engaged in certain misconduct that caused or contributed to the need for a material restatement of our financial results.

•
No employment agreements. We believe that executive employment agreements that guarantee levels of compensation generally do not advance the interests of our stakeholders. None of our current executive officers has an employment contract.

•
Double-trigger stock vesting and enhanced cash severance. Following a change in control, our executives are entitled to accelerated vesting of long-term incentive awards and enhanced cash severance payments only if their employment is terminated.

•	No hedging or pledging. Our insider trading policy prohibits directors, officers and employees from entering into hedging or pledging transactions or short sales of our company stock.

•
Reasonable use of compensation market data. We evaluate our executive pay by reference to the median of our compensation peer group, but we do not set compensation components to meet specific benchmarks.

•	No significant perquisites. Our executives participate in health and welfare benefit programs on the same basis as other full-time employees and enjoy only modest perquisites.

•	No guaranteed tax gross-ups. We have no arrangements that entitle our executives to tax gross-ups.

•	No current SERP program. None of the company’s current executives participate in a supplemental executive retirement program.

•	No dividends or dividend equivalents on unvested shares. Recipients of awards under our long-term incentive program earn dividend equivalent rights only on shares that vest.

•
Reasonable severance arrangements. The maximum amount payable under our severance plan is one year’s base salary absent a change in control, and one year’s base salary plus the target value of an executive’s annual incentive award in the case of a termination following a change in control.

ROLES AND RESPONSIBILITIES
Compensation Committee and Independent Directors
The Compensation Committee, which consists of five independent directors, is responsible for developing and overseeing the company’s executive compensation program. The Compensation Committee reviews the performance of all of the executive officers, and establishes base salaries and grants incentive awards for the executive officers other than the CEO. The committee also reviews the company’s executive compensation plans and makes or recommends plan changes to the Board of Directors.
Beginning in 2016, we modified the process for establishing our CEO’s annual compensation. In prior years, the committee approved the CEO’s annual compensation, including base salary, and annual cash incentive and long-term equity awards and incentive award payouts, after discussing its recommendations with the other independent directors. Under the process implemented in 2016, independent directors, acting as a committee of the board, approve the CEO’s annual compensation following a recommendation from the Compensation Committee.
In carrying out its responsibilities, the Compensation Committee is assisted by the company’s management, Human Resources staff, and an independent compensation consultant.
Management
The company’s officers do not determine executive pay. Management provides information and recommendations on compensation matters to the Compensation Committee, particularly in areas requiring detailed knowledge of company operations and the utility industry. Our CEO evaluates the performance of the other officers and makes recommendations regarding their pay based on his assessment of a variety of factors, including their individual performance, experience, job scope, business unit or business function performance, competitive market conditions and retention risk. Our CEO does not make recommendations regarding his own compensation.

Compensation Consultant
The Compensation Committee retained F.W. Cook to serve as its executive compensation consultant in 2016. F.W. Cook’s assignments for 2016 included the following:

•	Recommendation of a group of peer companies used for purposes of market comparisons;

•
Review of the company’s executive compensation program, including compensation philosophy, compensation levels in relation to company performance, pay opportunities relative to those at comparable companies, short- and long-term mix and metric selection, executive benefits and perquisites, stock ownership levels and wealth potential, and stock ownership guidelines;

•	Review of the company’s director compensation program, including design considerations such as ownership guidelines and vesting terms;

•	Reporting on emerging trends, legislative developments and best practices in the area of executive and director compensation; and

•	Attendance at Compensation Committee meetings.

Before engaging F.W. Cook, the Compensation Committee reviewed the firm’s qualifications, as well as its independence and the potential for conflicts of interest. The committee determined that F.W. Cook is independent and its services to the committee do not create any conflicts of interest. The committee has the sole authority to approve F.W. Cook’s compensation, determine the nature and scope of its services, and terminate the engagement. F.W. Cook does not perform other services for or receive other fees from the company.
USE OF COMPENSATION MARKET DATA
We consider compensation market comparisons to ensure the competitiveness of our executives’ pay. We evaluate pay by reference to the median of the market, but we do not automatically adjust pay elements to meet specific benchmarks.
For its 2016 compensation decisions, the Compensation Committee relied on information provided by F.W. Cook regarding the compensation practices of a peer group of companies as well as broader utility industry survey data. The peer group data were compiled from proxy statements and other public filings as well as data derived from the Willis Towers Watson Comp Online database. Utility industry survey data were collected from the Willis Towers Watson Energy Services Executive Database. Historical cash compensation data were updated at a 3% annual growth rate.
To select our peer group, each year we begin with the group of companies that we use to evaluate our performance relative to financial metrics. Our financial peer group includes companies that we believe represent the best match with PGE based on the following criteria:

•
Vertically Integrated Utility. Our peer companies should be vertically integrated utilities, with a business mix either focused on regulated electric operations or a balance of regulated electric and regulated gas operations.

•	Minimal Non-Regulated Business Activities. Non-regulated businesses should not be key drivers of the financial performance and strategy of our peer companies.

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Market Capitalization. Our peer companies should be in the small to mid-cap range ($1 to $10 billion in market capitalization), with adequate liquidity and size to attract key utility-focused institutional investors while also maintaining a retail investor base.

•	Investment-Grade Credit Ratings. Our peer companies should have credit ratings that allow for financing at a reasonable cost in most market environments.

•	Balanced Customer Mix. Our peer companies should have a balanced retail, commercial and industrial mix and service territories not overly reliant on one key customer or industry sector.

•
Regulatory Environment. Our peer companies should have a comparable cost of service ratemaking process and allowed return on equity, as well as a history of allowed recovery on regulatory assets, fuel and power costs and legitimate deferred costs.

•	Capital Structure. Our peer companies should demonstrate moderate leverage (generally less than 60% debt to total capitalization ratio) and no significant liquidity concerns.

•	Growth Opportunities. Our peer companies should have growth opportunities centered on adding to rate base and a majority of rate base investments recovered through a state-level regulatory process.
We then review this group for suitability as a peer group for compensation matters. We seek to maintain a peer group in which we are positioned near the median relative to certain key financial measures, including company revenues, market capitalization and enterprise value.

After considering information provided by F.W. Cook, the Compensation Committee selected the following companies to serve as our peer group for 2016:
2016 PEER GROUP

Allete, Inc.	Great Plains Energy Incorporated	PNM Resources, Inc.
Alliant Energy Corporation	IDACORP, Inc.	SCANA Corporation
Avista Corporation	Northwest Natural Gas Company	TECO Energy, Inc.
Black Hills Corporation	NorthWestern Corporation	UIL Holdings Corporation
Cleco Corporation	OGE Energy Corp.	Westar Energy, Inc.
El Paso Electric Company	Pinnacle West Capital Corporation

As shown below, PGE is positioned near the median of its current compensation peer group in terms of revenue, net income, market capitalization and enterprise value.

PGE vs. PEER GROUP

	Revenues (1)	Net Income (2)	Market Capitalization (as of 12/31/16)	Enterprise Value (as of 12/31/16)
75th Percentile	$2,582	$321	$7,335	$10,995
Median	1,428	197	4,060	6,132
25th Percentile	1,308	111	2,740	4,700
PGE	1,898	183	3,853	6,142
PGE Percentile Rank	53	47	47	53

(1)	These amounts are based on revenues for PGE and the peer group companies as reported for the 12 months ending September 30, 2016.

(2)	These amounts are based on net income for PGE and the peer group companies as reported for the 12 months ending September 30, 2016.
CONSIDERATION OF “SAY-ON-PAY” VOTE
The Compensation Committee considers the results of the annual shareholder “Say-on-Pay” advisory vote in developing the company’s executive compensation program. At our 2016 annual meeting of shareholders, over 99.2% of the votes cast approved our compensation program as described in our 2016 proxy statement. We believe these results reflect broad shareholder support for our compensation programs and decisions. Accordingly, while we made some changes to our incentive pay programs to improve alignment with stakeholder interests, we retained the core design of our compensation program for 2016. We will continue to consider the results of annual shareholder advisory votes on executive compensation, as well as any feedback we may receive from shareholders during the course of the year.
Elements of Compensation
Our executive pay includes the following elements:

•	Base salaries;

•	Annual cash incentive awards;

•	Long-term equity incentive awards; and

•	Other standard benefits, including retirement benefits, health and welfare benefits and modest perquisites.
We discuss each of these elements in the following sections.

BASE SALARIES
Overview
We pay base salaries to provide a fixed amount of compensation at levels needed to attract and retain qualified executives. The Compensation Committee considers the recommendations of our CEO before setting the base salaries of the executive officers other than the CEO. For 2016, the committee made a recommendation to the other independent directors, and all independent directors as a group set the CEO’s base salary.
2016 Base Salaries
For 2016, base salary increases for our named executive officers averaged 3%.
2015 and 2016 BASE SALARIES

	2015 Salary*	2016 Salary**	Annual Increase
James J. Piro	$775,400	$798,662	3.0%
James F. Lobdell	402,500	420,000	4.3%
Maria M. Pope	438,600	450,000	2.6%
J. Jeffrey Dudley	362,250	370,000	2.1%
William O. Nicholson	309,750	320,000	3.3%
* Effective April 13, 2015. ** Effective April 11, 2016.
ANNUAL CASH INCENTIVE AWARDS
Overview
We make annual cash incentive awards to our executives to provide them with incentives to advance stakeholder interests by linking their pay to short-term company performance in key financial and operational areas.
We grant annual cash incentive awards to our executives under our 2008 Annual Cash Incentive Master Plan for Executive Officers (“Annual Cash Incentive Plan”). The plan authorizes the Compensation Committee to make cash awards for the achievement of individual, department, or corporate goals. Each year the Compensation Committee establishes performance goals and a formula for calculating awards. In the first quarter of the following year the committee determines the amount of the awards by comparing performance against the goals.
Under the terms of the Annual Cash Incentive Plan, the Compensation Committee is required to exclude the effect of non-recurring, unusual or extraordinary events in determining the achievement of performance goals if the awards are intended to qualify for the exemption for “performance-based compensation” under Internal Revenue Code section 162(m) (“162(m) awards”). Examples of these types of events include: (i) regulatory disallowances, (ii) corporate restructuring, (iii) gains or losses on the disposition of a major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution or settlement of litigation and (vi) the effect of a merger. The committee also has discretion to adjust 162(m) awards downward by any amount it deems appropriate, but does not have discretion to adjust 162(m) awards upward. The 2016 annual cash incentive awards made to the company’s executive officers were intended to qualify as 162(m) awards.  The committee did not identify any non-recurring, unusual or extraordinary events that required adjustments to actual performance results under these awards and did not exercise its discretion under the plan to adjust the awards downward.
See page 36 under the heading “Tax Considerations” for a discussion of Internal Revenue Code section 162(m).
2016 Annual Cash Incentive Award Program
Under our 2016 annual cash incentive program, each officer’s award was calculated by multiplying a target award by the sum of two percentages: a “financial performance percentage” and an “operating performance percentage,” each weighted equally:

AWARD	=	TARGET AWARD	X	FINANCIAL PERFORMANCE % X 50%	+	OPERATING PERFORMANCE % X 50%

Target Awards. Target awards (shown below) were established by multiplying base salary paid in 2016 by the applicable percentage shown below. The target awards of all of our executives were close to the competitive reference point for their positions.

2016 ANNUAL CASH INCENTIVE AWARDS

	Target Awards (Award at Target Performance)	Award at Maximum Performance	Target Award as Multiple of Base Salary
James J. Piro	$751,933	$1,065,263	95.0%
James F. Lobdell	228,037	323,059	55.0%
Maria M. Pope	245,573	347,903	55.0%
J. Jeffrey Dudley	183,807	260,399	50.0%
William O. Nicholson	158,424	224,439	50.0%

Financial Performance Percentage. The financial performance percentage was based on the company’s 2016 diluted earnings per share (EPS) relative to a target established by the Compensation Committee. The table below shows the EPS required for threshold, target and maximum performance and the associated financial performance percentages. Results between threshold, target and maximum were interpolated to determine the actual performance percentage. EPS of at least 70% of the target was required to achieve any payout under the awards.

FINANCIAL PERFORMANCE TARGETS AND ASSOCIATED PAYOUT PERCENTAGES

	Threshold	Target	Maximum
Percentage of Target	85.0%	100.0%	115.0%
Earnings Per Share	$1.98	$2.33	$2.68
Performance Percentage	50.0%	100.0%	150.0%

Operating Performance Percentage. The operating performance percentage for each named executive officer was based on results relative to three operating goals—generation plant availability, customer satisfaction, and electric service power quality and system reliability—and, in the case of Ms. Pope, a fourth operating goal of power cost management. To determine the overall operating performance percentage, a weighting for each goal was multiplied by a payout multiplier determined by results for that goal, and the resulting figures were summed. Performance results between threshold, target and maximum were interpolated to determine a specific payout multiplier.
To select the appropriate threshold, target and maximum levels of performance for the goals, we considered a variety of factors, including the probability of goal achievement, current performance relative to industry peers, and the need for further improvement. The following table describes the operating goals and shows the targets for threshold, target and maximum of performance. It also shows the payout multipliers associated with each of these performance levels.

OPERATING PERFORMANCE TARGETS AND ASSOCIATED PAYOUT PERCENTAGES

GENERATION PLANT AVAILABILITY

	Threshold	Target	Maximum
Performance Percentage	50.0%	100.0%	133.33%
Performance Targets	86.14%	88.93%	91.60%

Generation plant availability is measured by the amount of time that a generating plant is able to produce electricity over a certain period (determined by subtracting from total hours in the period all maintenance outage hours, planned outage hours and forced outage hours), divided by the number of hours in the period. To set the threshold, target and maximum performance levels for this goal, we established individual plant goals, which were then weighted to produce overall performance targets. To establish each individual plant goal, we subtracted, from the total number of hours in the year, the number of hours of expected outages for that plant for maintenance and other planned activities, plus a performance target for forced outage hours. Maximum performance targets for forced outages were set at 50% of the industry mean forced outage hours for a peer group of companies, while target and threshold performance levels were set at 2.9% and 5.9% less than the maximum, respectively, for each class of generating plant.

CUSTOMER SATISFACTION

	Threshold	Target	Maximum
Performance Percentage	50.0%	100.0%	133.33%
Performance Targets	79.40%	82.20%	89.40%

Customer satisfaction is measured by the average of the company’s residential, general business and key customer satisfaction scores, determined by calculating the weighted average of the following:
• Average of 4 quarterly ratings of the Market Strategies Study for Residential Customers.
• Average of 2 semiannual ratings of the Market Strategies Study for Business Customers.
• Annual rating results from the TQS Research, Inc. 2016 Annual Benchmark of Large Key Accounts.
These ratings are weighted by the annual revenue from each customer group that produces the annual rating.

ELECTRIC SERVICE POWER QUALITY & SYSTEM RELIABILITY

	Threshold	Target	Maximum
Performance Percentage	50.0%	100.0%	133.3%
Performance Targets
SAIDI (weighted 70%)	83.00	76.00	71.00
SAIFI (weighted 15%)	0.80	0.70	0.65
MAIFI (weighted 15%)	2.00	1.60	1.30

• SAIDI is a service reliability index equal to the sum of customer outage durations (in minutes) divided by total number of customers served.
• SAIFI is the total number of customer outages divided by total number of customers served.
• MAIFI is the total number of customer momentary interruptions divided by total number of customers.

POWER COST MANAGEMENT

	Threshold	Target	Maximum
Performance Percentage	50.0%	100.0%	133.33%
Performance Targets	$11.1M	$22.2M	$29.5M

Power Cost Management is measured by net variable power cost reduction, which is equal to wholesale power and fuel sales less the sum of all variable power costs, including wholesale (physical and financial) power purchases, fuel costs, and other costs that change as power output changes.

The weightings assigned to the goals that determine the operating performance percentage for the named executive officers were as follows:
James J. Piro, James F. Lobdell and J. Jeffrey Dudley:

Generation Plant Availability 40%	Customer Satisfaction 30%	Electric Service Power Quality & System Reliability 30%
Maria M. Pope:

Generation Plant Availability 40%	Power Cost Management 40%	Electric Service Power Quality & System Reliability 10%	Customer Satisfaction 10%
William O. Nicholson:

Generation Plant Availability 20%	Electric Service Power Quality & System Reliability 40%	Customer Satisfaction 40%
2016 Annual Cash Incentive Award Results
In 2016, we achieved maximum levels of performance with respect to the customer satisfaction, generation plant availability and power cost management goals. Results for the electric service power quality and system reliability goals were at maximum on two performance measures, below threshold on one measure, and below target overall. These results yielded operating performance percentages between 96% to 124% for the named executive officers, depending on the weighting assigned to the goals. 2016 earnings per share of $2.16 was approximately 93% of the target of $2.33, which resulted in a financial performance percentage of 75.7%.
ANNUAL CASH INCENTIVE PERFORMANCE RESULTS

Annual Cash Incentive Metrics	Actual	Threshold	Target	Max	Performance %
Financial Goal
EPS	$2.16	$1.98	$2.33	$2.68	75.7%
Operating Goals
Generation Plant Availability	93.43%	86.14%	88.93%	91.6%	133.3%
Customer Satisfaction	89.60%	79.40%	82.20%	89.40%	133.3%
Electric Service Power Quality and System Reliability	SAIDI: 97.0 SAIFI: 0.59 MAIFI: 1.10	SAIDI: 83.0 SAIFI: 0.80 MAIFI: 2.00	SAIDI: 76.0 SAIFI: 0.70 MAIFI: 1.60	SAIDI: 71.0 SAIFI: 0.65 MAIFI: 1.30	SAIDI: 0.0% SAIFI: 133.3% MAIFI: 133.3%
Power Cost Management	$44.2M	$11.1M	$22.2M	$29.5M	133.3%
After considering the results relative to the performance goals, the Compensation Committee approved cash incentive awards for the named executive officers, other than the CEO, that were determined by applying the performance results to the methodology under the plan for calculating awards. In the case of the CEO, the committee made a recommendation to the other independent directors with respect to the CEO’s cash incentive award, and all of the independent directors, as a group, approved the final payout. The committee did not identify any non-recurring, unusual or extraordinary events that required adjustments to actual performance results for 2016 and did not exercise its discretion under the plan to adjust awards downward.

NAMED EXECUTIVE OFFICER ANNUAL INCENTIVE AWARD PAYOUTS

Named Executive Officer	Financial Performance Percentage	Operating Performance Percentage	Final Award	Final Award as % of Target
James J. Piro	75.7%	105.3%	$680,574	90.5%
James F. Lobdell	75.7%	105.3%	206,396	90.5%
Maria M. Pope	75.7%	124.0%	245,180	99.8%
J. Jeffrey Dudley	75.7%	105.3%	166,364	90.5%
William O. Nicholson	75.7%	96.0%	135,991	85.8%
LONG-TERM EQUITY INCENTIVE AWARDS
Overview
We believe the interests of our management should be aligned with the long-term interests of our shareholders by ensuring that they share the risks and rewards of company stock ownership. We accomplish this goal by granting stock-based incentive awards under our 2006 Stock Incentive Plan. The Compensation Committee is authorized under the plan to grant stock-based awards to directors, officers and other employees. The committee has authority to determine the amount and type of awards, up to certain maximum amounts described in the plan.
In 2016, as in prior years, all of our stock-based awards to executives consisted of restricted stock units with performance-based vesting conditions (“performance RSUs”). There are no guaranteed payouts under these awards, meaning 100% of the performance RSUs granted to executives are at risk. To focus our executives’ efforts on long-term results, we grant awards that vest over a three-year performance period. We grant performance RSUs because we believe they are the best vehicle to advance several of the objectives of our compensation program:

•	Pay for Performance. Performance RSUs create incentives to achieve key company goals.

•	Retention. Performance RSUs further the goal of retention, because the receipt of an award requires continued employment by the company.

•	Cost-Effectiveness. Performance RSUs are relatively easy to administer and straightforward from an accounting standpoint.

•
Alignment with Shareholders. RSUs create a focus on shareholder return because the value of an award is based on the value of the underlying common stock, and awards can create an ongoing stake in the company through stock ownership once they vest.

2016-2018 Long-Term Incentive Awards
In 2016, equity grants constituted approximately 32.1% to 49.4% of our named executive officers’ target total direct compensation (base salary, cash incentive and equity incentive award opportunities, assuming target levels of performance).
Number of Performance RSUs Granted. The number of RSUs granted was the product of each officer’s 2016 base salary and an award multiple, divided by the closing price of the company’s common stock on the grant date:

# of RSUs Granted	=	2016 Base Salary x Award Multiple Grant Date Closing Common Stock Price
The table below shows the award multiples we used to calculate the awards for the named executive officers and the estimated value of the awards on the grant date (assuming that the company will perform at target levels over the performance period and using the closing price of the company’s common stock on the grant date).
2016-2018 LONG-TERM INCENTIVE AWARDS

Name	Award Value at Target Performance	Award Value at Maximum Performance	Target Award as Multiple of Base Salary
James J. Piro	$1,517,452	$2,276,178	1.9
James F. Lobdell	461,998	693,016	1.1
Maria M. Pope	494,985	742,496	1.1
J. Jeffrey Dudley	332,983	499,493	0.9
William O. Nicholson	206,485	309,727	0.7

Performance Measures. For our 2016 awards, we retained the three measures we have used since 2013: total shareholder return, ROE as a percentage of allowed ROE, and regulated asset base growth.

•	Total Shareholder Return

◦
Measured by: Total shareholder return (TSR) over the three-year performance period relative to the TSR achieved by a comparison group of companies over the same three-year period. TSR measures the change in a company’s stock price for a given period, plus its dividends (or other earnings paid to investors) over the same period, as a percentage of the stock price at the beginning of the period. To calculate the value of stock at the beginning and end of the period, we use the average daily closing price for the 20-trading day period ending on the measurement date. Relative TSR will be determined by ranking the company and the peer companies from highest to lowest according to their respective TSR. The percentile performance of the company relative to the peer companies will be determined based on this ranking. The comparator group consists of companies on the Edison Electric Institute regulated index on December 31, 2015, excluding those that have completed or announced a merger, acquisition, business combination, “going private” transaction or liquidation. Companies that are in bankruptcy will be assigned a negative one TSR.

◦
Why we use this measure:  TSR is a direct measure of value creation for shareholders. We use relative rather than absolute TSR to ensure that payouts reflect the company’s performance rather than general market conditions. To minimize the risk of a single day extreme impacting the measurement of long-term shareholder return, we calculate share value using the average daily closing price for the 20-trading day period ending on the measurement date.

•	Return on Equity

◦
Measured by: The average of each of three consecutive years’ Accounting ROE as a percentage of Allowed ROE. “Accounting ROE” is defined as annual net income, as shown on the company’s income statement, divided by the average of the current year’s and prior year’s shareholders’ equity, as shown on the balance sheet. “Allowed ROE” is the return on equity that the Oregon Public Utility Commission (OPUC) permits the company to include in the rates it charges its customers.

◦
Why we use this measure: This goal measures how successful the company is at generating a return on dollars invested by its shareholders. Because the company’s return on its investment can fluctuate based on OPUC rate case orders, we believe the appropriate measure of our ability to generate earnings on shareholder investments is Accounting ROE as a percentage of Allowed ROE.

•	Regulated Asset Base

◦	Measured by: Regulated asset base at the end of the three-year period measured against an asset base target established by the Compensation Committee.

◦
Why we use this measure: Asset base provides a measure of the amount the company invests in its base business. By executing our investment strategy — bringing capital projects into service on time and within budget — we meet the needs of our customers while also creating value for our shareholders.

Determination of Awards. At the end of the performance period, the Compensation Committee will determine the results for the three performance goals. Performance results will be interpolated between threshold, target and maximum payout levels to determine payout percentages for each goal based on the schedule below. Results below threshold for any goal will result in zero payouts for that goal. These results will then be weighted equally and added to determine a payout percentage ranging from 0 to 150% of the target number of shares, subject to the Compensation Committee’s right to adjust payouts downward, as described below. The following table presents the threshold, target and maximum levels for the three performance measures, as a percentage of the target awards.

PERFORMANCE TARGETS AND PAYOUT PERCENTAGES

	Threshold*	Target	Maximum	Weighting	Percentage Earned
	(50% Payout)	(100% Payout)	(150% Payout)
Goals
Total Shareholder Return	30th Percentile of EEI Regulated Index	50th Percentile of EEI Regulated Index	70th Percentile of EEI Regulated Index	33.3%	0 to 50%
Return on Equity	75% of Allowed ROE	90% of Allowed ROE	100% of Allowed ROE	33.3%	0 to 50%
Regulated Asset Base (Thousands)	90% of Targeted Asset Base ($4,931,000)	95% of Targeted Asset Base ($5,100,000)	100% of Targeted Asset Base ($5,368,000)	33.3%	0 to 50%

	Total Percentage of Target Award Earned				0 to 150%
*Performance results below the threshold level for any goal willl result in zero payouts with respect to that goal.
Dividend Equivalent Rights.  Each named executive officer will receive a number of dividend equivalent rights (“DERs”) equal to the number of vested performance RSUs. A DER represents the right to receive an amount equal to dividends paid on the number of shares of common stock equal to the number of the vested performance RSUs, which dividends have a record date between the date of the grant and the end of the performance period. DERs will be settled in shares of common stock after the related performance RSUs vest. The number of shares payable on the DERs will be calculated using the fair market value of common stock as of the date the committee determines the number of vested performance RSUs.
Service Requirement.  Vesting of the performance RSUs and their related DERs generally requires that the officer continue to be employed by the company during the performance period. However, if the officer’s employment is terminated due to retirement, death or disability before the normal vesting under the terms of the grant, a portion of the award will vest at the end of the performance period. See the discussion of this issue in the section below entitled “Termination and Change in Control Benefits.”
Tax Treatment. These awards were intended to constitute “performance-based compensation” for purposes of Internal Revenue Code section 162(m). Consequently, under the terms of the 2006 Stock Incentive Plan, the Compensation Committee is required to adjust for extraordinary, unusual, or non-recurring events in determining performance results. Examples of these types of event include: (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition. In the case of 162(m) awards, the committee also has discretion under the plan to adjust awards downward, but not upward, and may exercise its discretion to include the impact of events that decrease performance results.
2014-2016 Long-Term Incentive Awards
On February 14, 2017, the Compensation Committee met to determine the results for the three performance goals and the number of shares that would vest under the performance RSUs granted to officers and employees, other than the CEO, in 2014. In the case of the CEO, the Compensation Committee made a recommendation to the other independent directors concerning the vesting of the CEO’s performance RSUs, and the independent directors, as a group, determined the number of shares that would vest under such RSUs. These awards were made under the company’s 2006 Stock Incentive Plan. The maximum number of performance RSUs that could vest under the awards was a function of company performance relative to the three performance RSU goals described above.
Actual performance results were interpolated between threshold, target and maximum payout levels to determine payout percentages and are shown in the following tables:

RETURN ON EQUITY RESULTS					REGULATED ASSET BASE RESULTS		TSR RESULTS
	2014	2015	2016	Average		As of 12/31/2016 (Thousands)		2016
Allowed ROE	9.75%	9.68%	9.60%		Target Asset Base	$5,269,224	Target	50th Percentile
Accounting ROE	9.40%	8.26%	8.38%		Actual Asset Base	$5,321,995	Actual	50th Percentile
Accounting ROE as % of Allowed ROE	96.4%	85.3%	87.3%	89.7%	Actual Amount as % of Target	101.0%
Payout Percentage				98.9%		150.0%		100.0%

The Compensation Committee did not exercise its discretion under the 2006 Stock Incentive Plan to adjust award amounts downward. Based on these results, 116.3% of the 2014-2016 performance RSUs vested, resulting in the award values set forth below. These values reflect the closing price of the company’s common stock on the vesting date of February 15, 2017.
2014-2016 LONG-TERM INCENTIVE AWARD PAYOUTS

	RSUs Vested	Vesting Date Award Value *
James J. Piro	46,132	$1,985,060
James F. Lobdell	12,860	553,366
Maria M. Pope	15,801	679,917
J. Jeffrey Dudley	10,141	436,367
William O. Nicholson	7,587	326,469
*Based on company stock price of $43.03 on vesting date of February 15, 2017.

The terms of the 2014-2016 long-term incentive awards are described more fully in the company’s 2015 proxy statement under the heading “2014 Grants of Plan-Based Awards.”
OTHER BENEFITS
As employees of PGE, our named executive officers are eligible to participate in a number of broad-based company-sponsored benefits programs on the same basis as other full-time employees. These include the company’s health and welfare programs (including medical/dental/vision plans, disability insurance, and life insurance) and 401(k) plan. Employees hired before February 1, 2009 — including all of the current named executive officers — also accrue benefits under our defined benefit pension plan. In addition, our executive officers and other key employees are eligible to participate in a non-qualified deferred compensation plan, which allows participants to defer their compensation above the Internal Revenue Service limits imposed on 401(k) plans. The deferred compensation plan and 401(k) plan also contribute to the competitiveness of our pay by providing a modest matching contribution for salary deferrals and compensating participants for lower pension payments they may receive as a result of participating in the plans. See “Executive Compensation Tables — Non-Qualified Deferred Compensation” below for more details. Finally, our executive officers are eligible for severance pay and outplacement assistance to help them with a transition to new employment in the event of a reorganization or similar business transaction resulting in an involuntary termination or a voluntary termination in response to a change in job duties. These benefits are described below under “Executive Compensation Tables — Termination and Change in Control Benefits.” We do not provide our executives with significant perquisites.
Other Compensation Practices
STOCK OWNERSHIP POLICY
In 2011 we adopted a stock ownership and holding policy for our executive officers. The primary objectives of the policy are to:

•	Create financial incentives that align the interests of executive officers with strong operating and financial performance of the company; and

•	Encourage executive officers to operate the business of the company with a long-term perspective.
Under the policy, our CEO is required to hold company stock with a value equal to at least three times his annual base salary, while the other executive officers are required to hold company stock with a value equal to at least one times their annual base salary. The policy does not require executive officers to immediately acquire shares in an amount sufficient to meet the holding requirement. However, until the holding requirement is met, executive officers are subject to certain restrictions on their ability to dispose of shares of company stock. The CEO is required to retain 100% of his shares until he meets the holding requirement. All other executive officers are required to retain an amount of shares equal to 50% of their net after-tax performance-based equity awards until the holding requirement is met. Under an amendment to our stock ownership requirements adopted in 2016, the number of shares required to satisfy the stock ownership requirements is re-calculated annually, based on the closing price of the company’s common stock on the date of the calculation. The Compensation Committee also reviews each officer’s holdings annually to ensure that appropriate progress toward the ownership goals is being made. Our stock ownership policy for non-employee directors is described on page 10 of this proxy statement.
CURRENT EQUITY GRANT PRACTICES
Under the terms of our 2006 Stock Incentive Plan, the Compensation Committee is authorized to make grants of equity awards, but may delegate this authority as it deems appropriate. The committee has delegated authority to our CEO to make annual discretionary grants of RSUs with performance-based or time-based vesting conditions to non-executive employees for the purposes of attracting and retaining qualified employees. The maximum RSU value that the CEO is authorized to award is $500,000 in the aggregate and $50,000 per award. The Compensation Committee has not delegated the authority to make executive awards.
We expect that we will continue to grant performance RSUs to the executive officers and other key employees, and to delegate authority to our CEO to make limited discretionary equity awards for attraction and retention purposes. We also expect to make annual grants of restricted stock units with time-based vesting conditions to the company’s directors.
The committee has not adopted a formal policy governing the timing of equity awards. However, we have generally made awards to officers in the first quarter of the fiscal year, and we expect to continue this practice.
TAX CONSIDERATIONS
Section 162(m) of the Internal Revenue Code generally places a limit of $1 million on the compensation that a publicly held corporation may deduct with respect to its CEO and its three next most highly paid executive officers other than the CFO. Regulations under Internal Revenue Code section 162(m) provide that awards will be considered “performance-based compensation” exempt from the $1 million limit under section 162(m) if, among other requirements: (i) the awards are payable solely on account of shareholder-approved performance goals having been satisfied; (ii) the method of computing the amount payable upon satisfaction of the performance goals is stated in an objective formula; and (iii) the objective formula precludes discretion to increase the amount payable upon satisfaction of the goal, although discretion to adjust awards downward is permitted. We generally attempt to structure our incentive awards to executives so that they qualify as exempt performance-based compensation under section 162(m). Nevertheless, the Compensation Committee reserves the discretion to award compensation that is not deductible for federal income tax purposes if it determines that doing so is appropriate in light of the company’s compensation policies and goals.
CLAWBACK POLICY
In February 2017, our board of directors adopted a compensation clawback policy. Under the clawback policy, if our board of directors determines that a current or former executive officer has engaged in fraud, willful misconduct, a knowing violation of law or one of our corporate policies, or any act or omission not in good faith, that caused or otherwise contributed to the need for a material restatement of our financial results, the Compensation Committee will review all performance-based compensation earned by that executive officer during fiscal periods materially affected by the restatement. If, in the Compensation Committee’s view, the performance-based compensation would have been materially lower if it had been based on the restated results, the Compensation Committee will seek recovery from that executive officer of any portion of such performance-based compensation as it deems appropriate under the circumstances after a review of all relevant facts and circumstances. The board of directors has sole discretion in determining whether an executive officer’s conduct has or has not met any particular standard of conduct. The clawback policy applies to performance-based compensation awards made after the adoption of the policy.

EXECUTIVE COMPENSATION TABLES
Summary Compensation
The table below shows the compensation earned by the company’s named executive officers during the years ended December 31, 2014, 2015 and 2016.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Totals
James J. Piro President and Chief Executive Officer	2016	$836,431	$1,517,452	$680,574	$135,052	$148,124	$3,317,633
	2015	805,549	1,395,704	688,826	41,221	138,451	3,069,751
	2014	789,028	1,255,429	730,622	214,340	108,421	3,097,840
James F. Lobdell Senior Vice President, Finance, Chief Financial Officer and Treasurer	2016	449,074	461,998	206,396	114,897	45,824	1,278,189
	2015	413,356	402,470	201,648	14,470	44,943	1,076,887
	2014	357,540	349,986	193,503	247,236	37,560	1,185,825
Maria M. Pope Senior Vice President, Power Supply, Operations and Resource Strategy	2016	477,576	494,985	245,180	55,384	60,683	1,333,808
	2015	464,728	438,582	234,258	25,302	64,135	1,227,005
	2014	451,076	429,997	269,552	67,259	57,839	1,275,723
J. Jeffrey Dudley Vice President, General Counsel and Corporate Compliance Officer	2016	398,086	332,983	166,364	54,397	48,352	1,000,182
	2015	385,729	289,784	169,364	(1,375)	48,796	892,298
	2014	367,145	275,988	178,742	110,026	142,607	1,074,508
William O. Nicholson Senior Vice President, Customer Service, Transmission & Distribution	2016	322,903	223,992	135,991	120,053	39,627	842,566
	2015	317,720	216,781	142,684	46,614	43,586	767,385
	2014	303,579	206,485	146,212	252,063	29,549	937,888

(1)	Amounts in the Salary column include base salary earned and, where applicable, the value of paid time off deferred under the company's 2005 Management Deferred Compensation Plan (“2005 MDCP”).

(2)
Amounts in the Stock Awards column constitute the aggregate grant date fair value of awards of restricted stock units with performance-based vesting conditions (“performance RSUs”), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, Compensation - Stock Compensation, excluding the effect of estimated forfeitures related to service-based vesting. These amounts reflect the grant date fair value, in each case valued using the closing market price of the company's common stock on the New York Stock Exchange on the grant date, and may not correspond to the actual value that will be realized. The grant date fair values of the performance RSUs assume performance at target levels, which would allow the vesting of 100% of the RSUs awarded. If the maximum number of shares issuable under the performance RSUs had been used in this calculation in lieu of the target number of shares, the amounts in the table for fiscal 2016 would have been as follows:

Name	Maximum 2016 Performance RSU Value
James J. Piro	$2,276,178
James F. Lobdell	693,016
Maria M. Pope	742,496
J. Jeffrey Dudley	499,493
William O. Nicholson	335,989

(3)
Amounts in the Non-Equity Incentive Plan Compensation column represent cash payments under the company's 2008 Annual Cash Incentive Master Plan for Executive Officers (“Annual Cash Incentive Plan”). The terms of the 2016 awards are discussed below in the section entitled “Grants of Plan-Based Awards.”

(4)    Amounts in this column include the increase or decrease in the actuarial present value of the named executive officers' accumulated benefits under the Portland General Electric Company Pension Plan (“Pension Plan”) and above-market interest in the 2005 MDCP. Also included are increases or decreases in deferred compensation account balances arising from the Pension Plan benefit restoration feature of the 2005 MDCP. This feature is explained below in the section entitled “Pension Benefits — MDCP Restoration of Pension Benefits.” These amounts for 2016 are shown below:

Name	Plan	Increase or Decrease in Actuarial Present Value
James J. Piro	Pension Plan	$135,052
	2005 MDCP	—
James F. Lobdell	Pension Plan	114,897
	2005 MDCP	—
Maria M. Pope	Pension Plan	55,384
	2005 MDCP	—
J. Jeffrey Dudley	Pension Plan	27,617
	2005 MDCP	26,780
William O. Nicholson	Pension Plan	122,440
	2005 MDCP	(2,387)
The balance of the amounts in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column reflects above-market interest (defined as above 120% of the long-term Applicable Federal Rate) earned on balances under the 2005 MDCP and the Management Deferred Compensation Plan adopted in 1986 (”1986 MDCP”).

(5)
The figures in this column for 2016 include company contributions under the 2005 MDCP, the value of dividend equivalent rights earned under the 2006 Stock Incentive Plan (“DERs”), and company contributions to the 401(k) Plan, in the following amounts:

ALL OTHER COMPENSATION

Name	2005 MDCP Contributions	DERs*	401(k) Contributions	Total
James J. Piro	$4,749	$117,967	$15,900	$138,616
James F. Lobdell	995	28,116	15,900	45,011
Maria M. Pope	—	48,235	15,900	64,135
J. Jeffrey Dudley	4,963	31,128	12,131	48,222
William O. Nicholson	95	27,595	15,900	43,590
*The value of the dividend equivalent rights was not incorporated into the “Stock Awards” column in the Summary Compensation Table.

Grants of Plan-Based Awards
The following table provides information about awards granted to the named executive officers in 2016.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)	Grant Date Fair Value of Stock Awards (3)
James J. Piro		$375,966	$751,933	$1,065,263
	2/17/2016				20,195	40,390	60,585	$1,517,452
James F. Lobdell		114,018	228,037	323,059
	2/17/2016				6,149	12,297	18,446	461,998
Maria M. Pope		122,786	245,573	347,903
	2/17/2016				6,588	13,175	19,763	494,985
J. Jeffrey Dudley		91,904	183,807	260,399
	2/17/2016				4,432	8,863	13,295	332,983
William O. Nicholson		79,212	158,424	224,439
	2/17/2016				2,981	5,962	8,943	223,992

(1)
These columns show the range of potential payouts for cash incentive awards made in 2016 under the Annual Cash Incentive Plan. The amounts shown in the Threshold column are the payouts when threshold performance is achieved, which are 50.0% of target awards for each executive. The amounts in the Target column reflect payouts at target level of performance, which are 100.0% of the target awards. The amounts shown in the Maximum column reflect maximum payouts, which are 141.7% of the target awards. See the section of the Compensation Discussion and Analysis entitled “Annual Cash Incentive Awards” on pages 28 to 32 for a description of the terms of the awards.

(2)
These columns show the estimated range of potential payouts for awards of performance RSUs made in 2016 under the 2006 Stock Incentive Plan. The amounts shown in the Threshold column reflect the minimum number of RSUs that could vest, which is 50.0% of the target amount shown in the Target column. The number of RSUs shown in the Maximum column is equal to 150.0% of the target amount. See the section of the Compensation Discussion and Analysis entitled “Long-Term Equity Incentive Awards” on pages 32 to 35 for a description of the terms of the awards.

(3)
The grant date fair values for the performance RSUs assume performance at target levels and a stock price of $37.57 (the closing price of the company’s common stock on February 17, 2016, the date of the grant). The grant date fair values of the performance RSUs assume that the executive will continue to be employed by the company throughout the performance period.

Outstanding Equity Awards at Fiscal Year-End
The following table shows, for each named executive officer, the unvested performance RSUs that were outstanding on December 31, 2016.

Name	Grant Date	Number of Units of Stock That Have Not Vested	Market Value of Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (5)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested (6)
James J. Piro	02/17/2016 (1)	—	—	60,585	$2,625,148
	02/18/2015 (2)	—	—	56,294	2,439,219
	03/05/2014 (3)	46,132	$1,998,900	—	—
James F. Lobdell	02/17/2016 (1)	—	—	18,446	799,265
	02/18/2015 (2)	—	—	16,233	703,376
	03/05/2014 (3)	12,860	557,224	—	—
Maria M. Pope	02/17/2016 (1)	—	—	19,763	856,331
	02/18/2015 (2)	—	—	17,690	766,508
	03/05/2014 (3)	15,801	684,657	—	—
J. Jeffrey Dudley	02/17/2016 (1)	—	—	13,295	576,072
	02/18/2015 (2)	—	—	11,688	506,441
	03/05/2014 (3)	10,141	439,410	—	—
William O. Nicholson	02/17/2016 (1)	—	—	8,943	387,500
	02/18/2015 (2)	—	—	8,744	378,878
	03/05/2014 (3)	7,587	328,745	—	—

(1)
Amounts in this row relate to performance RSUs with a three-year performance period ending December 31, 2018. The awards will vest in the first quarter of 2019, when the Compensation Committee (or in the case of Mr. Piro, the independent directors) determines the performance results and whether to make any downward adjustments to payouts under the awards.

(2)
Amounts in this row relate to performance RSUs with a three-year performance period ending December 31, 2017. The awards will vest in the first quarter of 2018, when the Compensation Committee (or in the case of Mr. Piro, the independent directors) determines the performance results and whether to make any downward adjustments to payouts under the awards.

(3)
Amounts in this row relate to performance RSUs with a three-year performance period ending December 31, 2016. The awards vested on February 15, 2017, when the Compensation Committee (or in the case of Mr. Piro, the independent directors) determined the performance results and whether to make any downward adjustments to payouts under the awards. Amounts in this row are based on a performance percentage of 116.3%.

(4)	Amounts in this column reflect a value of $43.33 per unit (the closing price of the company's common stock on December 31, 2016) and performance percentage of 116.3%.

(5)	Amounts in this column are the number of performance RSUs granted in 2015 and 2016, none of which had vested as of December 31, 2016. The amounts shown assume the maximum level of performance.

(6)
Amounts in this column reflect the value of performance RSUs granted in 2015 and 2016, assuming a value of $43.33 per unit (the closing price of the company's common stock on December 31, 2016) and performance at maximum levels.

Stock Units Vested
The following table shows, for each of the named executive officers, the number and aggregate value of restricted stock units with performance-based vesting conditions and related dividend equivalent rights that vested during 2016.

Name	Number of Shares Acquired on Vesting of Restricted Stock Units	Value Realized on Vesting
James J. Piro	40,994	$1,540,145
James F. Lobdell	9,300	349,401
Maria M. Pope	14,407	541,271
J. Jeffrey Dudley	10,061	377,992
William O. Nicholson	7,604	285,682
Pension Benefits
The following table shows, for each of the named executive officers, the actuarial present value of (i) the officer’s accumulated benefit under the Pension Plan and (ii) the amounts accrued pursuant to the pension makeup feature of the deferred compensation plans for management (the “1986 MDCP” and the “2005 MDCP”) as of December 31, 2016.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
James J. Piro	Pension Plan	36.6	$1,658,610
	1986 MDCP and 2005 MDCP	36.6	—
James F. Lobdell	Pension Plan	32.2	1,246,233
	1986 MDCP and 2005 MDCP	32.2	—
Maria M. Pope	Pension Plan	8.0	266,710
	2005 MDCP	8.0	—
J. Jeffrey Dudley	Pension Plan	28.4	1,190,442
	1986 MDCP and 2005 MDCP	28.4	185,533
William O. Nicholson	Pension Plan	36.5	1,310,985
	1986 MDCP and 2005 MDCP	36.5	—

PENSION PLAN
Participants earn benefits under the Pension Plan during each year of employment. Employees are vested in plan benefits after 5 years of service. Normal retirement age under the plan is 65. Early retirement income is available to participants after age 55, but benefits are reduced for each year prior to the normal retirement date. Each of the named executive officers, other than Ms. Pope, is currently eligible for early retirement under the Pension Plan.
For non-union plan participants, the basic monthly pension benefit is based on Final Average Earnings (“FAE”), defined as the highest consecutive 60 months of earnings (base pay paid, excluding reductions due to income deferrals) during the last 120 months of employment.
The basic pension benefit under the plan is calculated as follows:

Monthly Benefit	=	1.2% of FAE for first 30 years of service	+	0.5% of FAE in excess of 35-Year Average of Social Security Taxable Wage Base	+	0.5% of FAE for each year of service over 30 years
The normal form of payment for a participant who does not have a spouse is a straight life annuity, which makes periodic payments to the participant until his or her death. The normal form of payment if the participant has a spouse is a contingent annuity, which makes full payments for the life of the participant and thereafter 50% of the full payments until the death of the spouse if he or she survives the participant.

Pension plan calculations are based on assumptions that are reviewed annually with the company’s actuaries. The benefit calculation shown in the table above assumes retirement at age 65 (or current age if later), a discount rate of 4.84% and mortality assumptions based on the Generational Annuitant Mortality (RP 2000 with Scale BB projections). These assumptions are the same ones used for financial reporting purposes.
MDCP RESTORATION OF PENSION BENEFITS
The 1986 MDCP and 2005 MDCP (“MDCP Plans”) provide a benefit to compensate participants for Pension Plan benefits that are lower due to salary deferrals under the MDCP Plans. These deferrals reduce a participant’s Final Average Earnings, on which Pension Plan benefits are based. The present value of the reduction in Pension Plan benefits due to salary deferrals is calculated as a lump sum upon termination of employment and added to the participant’s deferred compensation plan account balance. The aggregate present value of this benefit is reflected in the Pension Benefits table above.
Non-Qualified Deferred Compensation
We offer a select group of management and highly compensated employees an opportunity to defer compensation under the 2005 MDCP. Before January 1, 2005 (the effective date of the 2005 MDCP), eligible employees were eligible to defer compensation under the 1986 MDCP. The following table shows the named executive officers’ contributions and earnings in 2016 and balances as of December 31, 2016 under these plans. The accompanying narrative describes important provisions of the plans.

Name	Plan	Executive Contributions in 2016 (1)	Company Contributions in 2016 (2)	Aggregate Earnings in 2016 (3)	Aggregate Balance at 12/31/16 (4)
James J. Piro	2005 MDCP	$399,669	$4,749	$110,781	$2,644,643
	1986 MDCP	—	—	204,416	3,068,249
James F. Lobdell	2005 MDCP	104,165	995	29,595	709,868
	1986 MDCP	—	—	100,164	1,503,441
Maria M. Pope	2005 MDCP	27,906	—	42,131	965,142
	1986 MDCP	—	—	—	—
J. Jeffrey Dudley	2005 MDCP	276,149	4,963	64,436	1,573,499
	1986 MDCP	—	—	16,500	247,665
William O. Nicholson	2005 MDCP	7,129	95	5,728	132,919
	1986 MDCP	—	—	65,343	980,781

(1)
Amounts in this column include salary and paid-time-off deferrals that are reflected in the “Salary” column, and cash incentive award deferrals that are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
Amounts in this column include a company matching contribution of 3% of annual base salary deferred under the plans. These amounts are included in the Summary Compensation Table under “All Other Compensation.”

(3)	Amounts in this column are included in the Summary Compensation Table under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” to the extent that the earnings are above-market.

(4)
Amounts in this column are reflected in the Summary Compensation Table under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” only to the extent described in footnotes (1) to (3) above.

Each calendar year participants may defer up to 80% of their base salary and 100% of their cash incentive compensation. Participants may also contribute cash payments in lieu of up to 160 hours of canceled paid time off (the excess, as of year-end, of their unused paid time off over 200 hours). The company provides a 3% matching contribution for base salary deferred. The 2005 MDCP and 1986 MDCP also provide for company contributions to compensate participants for lower Pension Plan payments they may receive as a result of participating in the plans. See the section above entitled “Pension Benefits — MDCP Restoration of Pension Benefits.”
Amounts deferred under the 2005 MDCP accrue interest that is .5% higher than the annual yield on Moody’s Average Corporate Bond Yield Index. The 1986 MDCP provides interest that is 3.0% higher than the same Moody’s index.
Under the 2005 MDCP, participants begin receiving payments six months after their separation from service. A participant’s account balance during the six-month delay continues to accrue interest. Under both plans, benefits are paid in one of the following forms, as elected by the participant in a payment election form filed each year: (i) a lump-sum payment; (ii) monthly installments in equal payments of principal and interest over a period of up to 180 months; or (iii) monthly installment payments over a period of up to 180 months, consisting of interest only payments for up to 120 months and principal and interest payments of the remaining account balance over the remaining period. If the participant is under 55 years of age upon termination of employment, the restoration of pension benefits payment is made in a lump sum with the first monthly payment.

Termination and Change in Control Benefits
The tables below show the estimated value of payments and other benefits to which the named executive officers would be entitled under the company’s plans and programs upon termination of employment in specified circumstances and following a change in control of the company. The amounts shown assume that the effective date of the termination or change in control is December 31, 2016. Benefits that are generally available to salaried employees or disclosed above under “Pension Benefits” and “Non-Qualified Deferred Compensation” are not shown below.
JAMES J. PIRO

Benefit Plan	Retirement		Involuntary Not for Cause Termination		Change in Control		Termination Following Change in Control		Death or Disability
Deferred Compensation Plans(1)		—	$—	—	$122,730	—	$—	—
Severance Pay Plan(2)	—	—	798,668	—	—	1,550,601	1,550,601	—	—
Performance RSUs(3)(4)	$4,021,197	—	—	—	—	3,878,598	3,878,598	4,021,197	$4,021,197
Annual Cash Incentive Award(5)	680,574	—	—	—	—	—	—	680,574	680,574
Outplacement Assistance Plan(6)	—	—	8,000	—	—	—	—	—	—
Total	4,701,771	—	806,668	—	122,730	5,429,199	5,429,199	4,701,771	4,701,771
JAMES F. LOBDELL

Benefit Plan	Retirement		Involuntary Not for Cause Termination		Change in Control		Termination Following Change in Control		Death or Disability
Deferred Compensation Plans(1)	$—	—	$—	—	$60,138	—	—	—	$—
Severance Pay Plan(2)	—	—	420,004	—	—	648,041	648,041	—	—
Performance RSUs(3)(4)	$1,149,155	—	—	—	—	1,107,385	1,107,385	1,149,155	$1,149,155
Annual Cash Incentive Award(5)	206,396	—	—	—	—	—	—	206,396	206,396
Outplacement Assistance Plan(6)	—	—	8,000	—	—	—	—	—	—
Total	1,355,551	—	428,004	—	60,138	1,755,426	1,755,426	1,355,551	1,355,551
MARIA M. POPE

Benefit Plan	Retirement		Involuntary Not for Cause Termination		Change in Control		Termination Following Change in Control		Death or Disability
Deferred Compensation Plans(1)	$—	—	$—	—	$—	—	—	—	$—
Severance Pay Plan(2)	—	—	450,008	—	—	695,581	695,581	—	—
Performance RSUs(3)(4)	$1,332,527	—	—	—	—	1,287,248	1,287,248	1,332,527	$1,332,527
Annual Cash Incentive Award(5)	245,180	—	—	—	—	—	—	245,180	245,180
Outplacement Assistance Plan(6)	—	—	8,000	—	—	—	—	—	—
Total	1,577,707	—	458,008	—	—	1,982,829	1,982,829	1,577,707	1,577,707
J. JEFFREY DUDLEY

Benefit Plan	Retirement		Involuntary Not for Cause Termination		Change in Control		Termination Following Change in Control		Death or Disability
Deferred Compensation Plans(1)	$—	—	$—	—	$9,907	—	—	—	$—
Severance Pay Plan(2)	—	—	370,006	—	—	553,813	553,813	—	—
Performance RSUs(3)(4)	$868,853	—	—	—	—	838,825	838,825	868,853	$868,853
Annual Cash Incentive Award(5)	166,364	—	—	—	—	—	—	166,364	166,364
Outplacement Assistance Plan(6)	—	—	8,000	—	—	—	—	—	—
Total	1,035,217	—	378,006	—	9,907	1,392,638	1,392,638	1,035,217	1,035,217

WILLIAM O. NICHOLSON

Benefit Plan	Retirement		Involuntary Not for Cause Termination		Change in Control		Termination Following Change in Control		Death or Disability
Deferred Compensation Plans(1)	$—	—	$—	—	$39,231	—	—	—	$—
Severance Pay Plan(2)	—	—	320,008	—	—	478,432	478,432	—	—
Performance RSUs(3)(4)	639,421	—	—	—	—	617,582	617,582	639,421	639,421
Annual Cash Incentive Award(5)	135,991	—	—	—	—	—	—	135,991	135,991
Outplacement Assistance Plan(6)	—	—	8,000	—	—	—	—	—	—
Total	775,412	—	328,008	—	39,231	1,096,014	1,096,014	775,412	775,412

(1)
In the event of a Change of Control, as defined in the 1986 MDCP, participants are eligible to take an accelerated distribution of their account balances at a reduced forfeiture rate. See the section below entitled “Management Deferred Compensation Plan - Effect of Change in Control” for additional information. The amount shown in the Change in Control column is the amount by which the forfeiture would be reduced, assuming that a Change in Control occurred on December 31, 2016 and the officer elected to take an early distribution of his or her 1986 MDCP account balance as of that date. Ms. Pope does not have an account balance under the 1986 MDCP.

(2)
The amounts shown in the Involuntary Not for Cause Termination column assume 12 months of pay at 2016 salary levels for all named executive officers. The amounts shown in the Termination Following Change in Control column consist of 52 weeks of base salary plus the value of the target cash incentive award for the fiscal year in which the termination occurs and are based on 2016 base salaries and the cash incentive award payouts for 2016, which ranged from 85.84% to 99.84% of target.

(3)
Amounts in this row under the headings “Retirement” and “Death or Disability” constitute the value of performance RSUs granted under the 2006 Stock Incentive Plan that would vest, assuming performance at 106.5% of target performance for the 2016 grants, 106.3% of target performance for the 2015 grants, and 116.3% of target performance for the 2014 grants. The payout percentages for the 2016 and 2015 grants are based on forecasted results. The payout percentage for the 2014 grants is based on actual results. The values reflect the closing price of the company’s common stock as of December 31, 2016 ($43.33).

(4)
The amount in this row under the heading “Termination Following Change in Control” shows the value of the performance RSUs granted under the 2006 Stock Incentive Plan in 2014, 2015 and 2016. These grants included provisions for accelerated vesting in the event of a termination following a Change in Control, as more fully described in the narrative below. The value shown reflects the closing price of the company's common stock as of December 31, 2016 ($43.33).

(5)
Under the company's Annual Cash Incentive Plan, if a participant's employment terminates due to the participant’s death, disability or retirement prior to payment being made under an award, the company would pay an award to the participant or the participant's estate at the same time that awards are payable generally to other participants, pro-rated to reflect the number of full and partial months during the award year during which the participant was employed by the company. The amount of the payout would be based on actual performance results for the year.

(6)
Amounts in this row are the estimated value of outplacement assistance consulting services received, assuming that the executive is granted six months of outplacement assistance, at a value of $5,000 for the first three months and $3,000 for an additional three months.

MANAGEMENT DEFERRED COMPENSATION PLAN - EFFECT OF CHANGE IN CONTROL
The 1986 MDCP allows participants to elect an accelerated distribution of all or a portion of their accounts, which results in a forfeiture of a portion of the distributed amounts. Following a Change of Control, as defined in the plan, only 6% of the distribution is forfeited, rather than the 10% forfeiture normally provided for under the plan. “Change of Control” is defined in the 1986 MDCP as an occurrence in which: (1) a person or entity becomes the beneficial owner of securities representing 30% or more of the voting power of the company’s outstanding voting securities, or (2) during any period of two consecutive years, individuals who at the beginning of the period constituted the board, and any new director whose election by the board or nomination for election by the company’s stockholders was approved by at least two-thirds of the directors in office who either were directors as of the beginning of the period or whose election or nomination was previously so approved, cease to constitute at least a majority of the board.
CASH SEVERANCE BENEFITS
Under the Severance Pay Plan for Executive Employees, executives of the company are eligible for severance pay if they are terminated without cause, or voluntarily terminates employment for good reason and within 90 days of the occurrence that constitutes good reason. If the termination occurs within two years of a change in control, the benefit is equal to 52 weeks of base pay plus the value of the executive’s target annual cash incentive award. If the termination is not within two years of a change of control, the severance benefit is equal to 52 weeks of base pay.
For purposes of the plan, the terms “change in control,” “cause,” and “good reason” have the following meanings:

•	“Change in Control” means any of the following events:

◦	A person or entity becomes the beneficial owner of company securities representing more than 30% of the combined voting power of the company’s then outstanding voting securities;

◦
During any period of two consecutive years, individuals who at the beginning of the period constitute the members of the Board of Directors and any new director whose election to the Board of Directors or nomination for election to the Board of Directors by the company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

◦
The company merges with or consolidates into any other corporation or entity, other than a merger or consolidation which would result in the holders of the voting securities of the company outstanding immediately prior thereto holding immediately thereafter securities representing more than 50% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; or

◦	The shareholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all of the company’s assets.

•	“Good Reason” means the occurrence of any of the following conditions:

◦
A material adverse change in the nature of the executive’s duties or responsibilities (provided that merely ceasing to be an officer of a public company does not itself constitute a material adverse change);

◦	A material reduction in the executive’s base compensation or incentive compensation opportunities; or

◦	A mandatory relocation of the executive’s principal place of work in excess of 50 miles.

•	“Cause,” in the case of a termination that occurs within two years of a change of control, is defined as conduct involving any of the following:

◦
The substantial and continuing failure of the executive to perform substantially all of his or her duties to the company (other than a failure resulting from incapacity due to physical or mental illness), after 30 days’ notice from the company;

◦	The violation of a company policy, which could reasonably be expected to result in termination;

◦	Dishonesty, gross negligence or breach of fiduciary duty;

◦	The commission of an act of fraud or embezzlement, as found by a court of competent jurisdiction;

◦	The conviction of a felony; or

◦
A material breach of the terms of an agreement with the company, provided that the company provides the executive with adequate notice of the breach and the executive fails to cure the breach with 30 days after receipt of notice.

•
“Cause,” in the case of a termination that does not occur within two years of a change in control, is defined as a violation of company standards of performance, conduct or attendance (as construed by the company in its sole discretion).

ANNUAL CASH INCENTIVE PLAN
Under the terms of the Annual Cash Incentive Plan, if a participant’s employment terminates due to the participant’s death, disability or retirement, the company will pay an award to the participant or the participant’s estate when awards are payable generally to other participants under the plan. The amount of the award will be prorated to reflect the number of full and partial months during the year in which the participant was employed. For the purposes of this provision, “retirement” means a participant’s termination of employment after meeting the requirements for retirement under the company’s pension plan (currently age 55 with five years of service).
2006 STOCK INCENTIVE PLAN
Compensation and Human Resources Committee Discretion in Event of Change in Control.
Under the terms of the 2006 Stock Incentive Plan, in the event of a Change in Control (defined below) or a significant change in the business condition or strategy of the company, the Compensation and Human Resources Committee may decide to accelerate distribution of stock awards, provide payment to the participant of cash or other property equal to the fair market value of the award, adjust the terms of the award, cause the award to be assumed, or make other adjustments to awards as the committee considers equitable to the participant and also in the best interest of the company and its shareholders.
Change in Control Provisions in Performance RSU Awards.
Our performance RSU awards for executives provide for accelerated vesting in the event of the executive’s termination following a change in control. Under the terms of the grant agreements, a number of such performance RSUs will vest automatically if, within two years following a change in control: (i) the grantee’s employment is terminated by the company without cause, or (ii) the grantee voluntarily terminates employment for good reason within 90 days after the event constituting good reason. For purposes of the RSU awards, the terms “change in control,” “cause,” and “good reason” have the same definitions as those described above under “Cash Severance Benefits.”
To determine the number of performance RSUs that would vest in the event of any such termination, the committee is required to use a performance percentage calculated in accordance with the terms of the awards, but subject to the following principles:

•
For the return on equity performance goal, Accounting ROE would be assumed to be actual accounting ROE for any fiscal years that ended prior to the termination of employment, and target ROE for any other fiscal years included in the performance period;

•	For the asset base performance goal, regulated asset base for 3-year performance period would be assumed to be at target; and

•	For the relative total shareholder return goal, target performance results would be assumed for the 3-year performance period.
The number of dividend equivalent rights would be determined in accordance with the terms of the awards, calculated as if the date of termination were the end of the performance period. See the Compensation Discussion and Analysis section entitled “Long-Term Equity Incentive Awards” for more information about the terms of the performance RSU awards.
Vesting of Performance RSUs.
The restricted stock unit award agreements with the named executive officers provide for early vesting of the performance RSUs in the event an officer’s employment is terminated due to the officer’s death, disability or retirement. The number of units that vest is determined by multiplying the performance percentage by the number of performance RSUs originally granted and by the percentage of the performance period that the officer was actively employed. The remaining performance RSUs are forfeited.
OUTPLACEMENT ASSISTANCE PLAN
The company maintains the Portland General Electric Company Outplacement Assistance Plan to cover the cost of outplacement assistance for certain employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position, or similar business circumstances. Eligible management employees, including officers, are offered the services of an outside outplacement consultant for three to six months, with the exact length of the services determined by the Compensation Committee.

ADDITIONAL INFORMATION
Questions and Answers about the Annual Meeting
Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials on the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we hope to save costs and reduce the environmental impact of our annual meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials at no charge. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.
Why am I receiving these materials?
The Board of Directors has made these materials available to you on the Internet, or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the board’s solicitation of proxies for use at our 2017 Annual Meeting of Shareholders. You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.
What is included in these materials?
These materials include:
Our proxy statement for the annual meeting; and
Our 2016 Annual Report to Shareholders, which includes our audited financial statements.
If you request printed versions of these materials by mail, these materials will also include the proxy card for the 2017 annual meeting.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability provides you with instructions regarding how to:
View our proxy materials for the annual meeting on the Internet; and
Instruct us to send our future proxy materials to you electronically by email.
Who is entitled to vote at the annual meeting?
Holders of PGE common stock as of the close of business on the record date, February 28, 2017, may vote at the annual meeting, either in person or by proxy. As of the close of business on February 28, 2017, there were 89,059,366 shares of PGE common stock outstanding and entitled to vote. The common stock is the only authorized voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.
What matters will be voted on at the annual meeting?
There are four matters scheduled for a vote at the annual meeting:

1.	The election of directors;

2.	The ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for 2017;

3.	An advisory, non-binding vote to approve the compensation of the company's named executive officers; and

4.	An advisory, non-binding vote to approve the frequency of future non-binding shareholder votes to approve the compensation of the company’s named executive officers.
What are the board’s voting recommendations?
The board recommends that you vote your shares in the following manner:
“FOR” the election of each of the company’s nominees for director;

“FOR” the ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for 2017; and
“FOR” the approval of the compensation of the company’s named executive officers; and
“FOR” “One Year” for the frequency of future non-binding shareholder votes to approve the compensation of the company’s named executive officers.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or AST, you are considered the “shareholder of record” with respect to those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares. You also are invited to attend the annual meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.
How can I vote my shares before the annual meeting?
If you hold shares in your own name as a shareholder of record, you may vote before the annual meeting online by following the instructions contained in the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.
If you are a beneficial owner of shares held in street name, your broker, bank or other nominee will provide you with materials and instructions for voting your shares.
Even if you plan to attend the annual meeting, we recommend that you vote before the meeting as described above so that your vote will be counted if you later decide not to attend the meeting. Submitting a proxy or voting by telephone or through the Internet will not affect your right to attend the annual meeting and vote in person.
How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If your shares are held in your own name as a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, your shares will be voted as follows:
“FOR” the election of each of the company's nominees for director;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year 2017;
“FOR” the approval of the compensation of the company's named executive officers; and
“FOR” “One Year” for the frequency of future non-binding shareholder votes to approve the compensation of the company’s named executive officers.
If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?
New York Stock Exchange rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain routine matters. Your broker has discretionary authority under the New York Stock Exchange rules to vote your shares on the ratification of the appointment of the independent registered public accounting firm. However, unless you provide voting instructions to your broker, your broker does not have authority to vote your shares with respect to the election of directors, the approval of the compensation of the company’s named executive officers and the frequency of future shareholder votes on the compensation of named executive officers. As a result, we strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.
Could other matters be decided at the annual meeting?
As of the date of this proxy statement, we are unaware of any matters, other than those set forth in the Notice of Annual Meeting of Shareholders, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.

Can I vote in person at the annual meeting?
Yes. If you hold shares in your own name as a shareholder of record, you may come to the annual meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in street name, you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting.
What do I need to bring to be admitted to the annual meeting?
All shareholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the annual meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on February 28, 2017.
How can I change or revoke my vote?
If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:
Notifying our Corporate Secretary in writing that you are revoking your proxy;
Delivering another duly signed proxy that is dated after the proxy you wish to revoke; or
Attending the annual meeting and voting in person by properly completing and submitting a ballot. (Attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.)
Any written notice of revocation, or later dated proxy, should be delivered to:
Portland General Electric Company
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204
Attention: Marc S. Bocci, Corporate Secretary
Alternatively, you may hand-deliver a written revocation notice, or a later dated proxy, to the Corporate Secretary at the annual meeting before the voting begins.
If you are the beneficial owner of shares held in street name and wish to change your vote with respect to those shares, please check with your broker, bank or other nominee and follow the procedures your broker, bank or other nominee provides you.
What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?
The vote required to approve each of the matters scheduled for a vote at the annual meeting is set forth below:

Proposal	Vote Required
Election of directors	Votes in Favor Exceed Votes Against
Ratification of appointment of Deloitte & Touche LLP	Votes in Favor Exceed Votes Against
Advisory vote on approval of the compensation of the company’s named executive officers	Votes in Favor Exceed Votes Against
Advisory vote on frequency of future non-binding shareholder votes to approve the compensation of the company’s named executive officers	Plurality
With respect to the advisory vote to approve the compensation of the company’s named executive officers, if there is any significant vote against this item, the Compensation and Human Resources Committee will consider the concerns of our shareholders and evaluate whether any actions are necessary to address those concerns.
What is the “quorum” for the annual meeting and what happens if a quorum is not present?
The presence at the annual meeting, in person or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of February 28, 2017 is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the annual meeting. If you vote online or by telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” (each of which are explained below) also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the annual meeting are not sufficient to constitute a quorum, the chairman of the meeting, or the shareholders by a vote of the holders of a majority of shares present in person or represented by proxy, may, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. However, an abstention with respect to a matter submitted to a vote of shareholders will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals at the annual meeting will not affect the outcome of the vote.
What is a “broker non-vote” and how would it affect the vote?
A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to the other proposals. Accordingly, there might be broker non-votes with respect to the election of directors, the advisory vote to approve the compensation of the company’s named executive officers and the advisory vote on the frequency of future votes on the compensation of named executive officers. A broker non-vote will have the same effect as an abstention and, therefore, will not affect the outcome of the vote with respect to any of the proposals at the annual meeting.
Who will conduct the proxy solicitation and how much will it cost?
The company is soliciting your proxy for the annual meeting and will pay all the costs of the proxy solicitation process. We have engaged Broadridge Financial Solutions, Inc. to assist in the distribution of proxy materials, and we will pay their reasonable out-of-pocket expenses for those services. Our directors, officers and employees may communicate with shareholders by telephone, facsimile, email or personal contact to solicit proxies. These individuals will not be specifically compensated for doing so. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of PGE common stock.
Who will count the votes?
Broadridge Financial Solutions, Inc. will tabulate the votes cast by mail, Internet, or telephone. Nora E. Arkonovich, our Assistant Secretary, will tabulate any votes cast at the annual meeting and will act as inspector of election to certify the results.
If you have any questions about voting your shares or attending the annual meeting, please call our Investor Relations Department at (503) 464-7395.
Shareholder Proposals for the 2018 Annual Meeting
We plan to hold our 2018 annual meeting of shareholders on April 25, 2018. If you wish to submit a proposal to be considered for inclusion in our proxy materials for the 2018 annual meeting of shareholders, the proposal must be in proper form as required by Rule 14a-8 under the Securities Exchange Act of 1934, and our Corporate Secretary must receive the proposal by November 17, 2017. In addition, under our bylaws, in order for a proposal outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) of the Securities Exchange Act of 1934, such proposal must be received at our principal executive offices by December 27, 2017. After November 17, 2017, and up to December 27, 2017, a shareholder may submit a proposal to be presented at the 2018 annual meeting, but it will not be included in our proxy statement or form of proxy relating to the meeting.
Shareholder proposals should be addressed to Portland General Electric Company, Attention: Corporate Secretary, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204. We recommend that shareholders submitting proposals use certified mail, return receipt requested, in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including the rules established by the Securities and Exchange Commission.

Communications with the Board of Directors
Shareholders and other interested parties may submit written communications to members of the Board of Directors (including the Chairman), board committees, or the non-management directors as a group. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters. Communications should be in writing and addressed to the Board of Directors, or any individual director or group or committee of directors by either name or title, and should be sent in care of:
Portland General Electric Company
Attention: Corporate Secretary
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204

All appropriate communications received from shareholders and other interested parties will be forwarded to the Board of Directors, or the specified director, board committee or group of directors, as appropriate.

VOTE BY INTERNET - www.proxyvote.com
PORTLAND GENERAL ELECTRIC COMPANY ATTN: CHRISTOPHER A. LIDDLE 121 SW SALMON STREET 1WTC0509 PORTLAND, OR 97204
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M31772-P05687	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PORTLAND GENERAL ELECTRIC COMPANY
Vote on Directors

The Board of Directors recommends a vote “FOR” each director nominee:
1	Election of Directors
	Nominees:	For	Against	Abstain	Vote On Proposals		For	Against	Abstain
1a.	John W. Ballantine	☐	☐	☐
1b.	Rodney L. Brown, Jr.	☐	☐	☐	The Board of Directors recommends a vote “FOR” the following proposals:
1c.	Jack E. Davis	☐	☐	☐
1d.	David A. Dietzler	☐	☐	☐	2	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017.	☐	☐	☐
1e.	Kirby A. Dyess	☐	☐	☐
1f.	Mark B. Ganz	☐	☐	☐
1g.	Kathryn J. Jackson	☐	☐	☐
1h.	Neil J. Nelson	☐	☐	☐	3	To approve, by a non-binding vote, the compensation of the Company’s named executive officers.	☐	☐	☐
1i.	M. Lee Pelton	☐	☐	☐
1j.	James J. Piro	☐	☐	☐
1k.	Charles W. Shivery	☐	☐	☐	The Board of Directors recommends that you select “One Year” for the following proposal:
For address changes and/or comments, please check this box and write them on the back where indicated.				☐	4	To recommend, in a non-binding vote, the frequency of future of non-binding shareholder votes to approve the compensation of the Company’s named executive officers.	One Year	Two Years	Three Years	Abstain
							☐	☐	☐	☐
Please indicate if you plan to attend this meeting.		☐		☐
		Yes		No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]						Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com or
investors.portlandgeneral.com.

PORTLAND GENERAL ELECTRIC COMPANY
Annual Meeting of Shareholders
April 26, 2017, 10:00 a.m. local time
This proxy is solicited on behalf of the Board of Directors

The Portland General Electric Company 2017 Annual Meeting of Shareholders will be held on Wednesday, April 26, 2017, at 10:00 a.m. local time, at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, OR 97204.

The undersigned, having received the Notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints Jack E. Davis, James J. Piro, James F. Lobdell, and J. Jeffrey Dudley, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote all the shares of Common Stock of Portland General Electric Company held of record by the undersigned on February 28, 2017 at the Annual Meeting of Shareholders scheduled to be held on April 26, 2017, or at any adjournment or postponement thereof, on all matters coming before said meeting. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” each director nominee, “FOR” ratification of the appointment of Deloitte & Touche LLP as Portland General Electric Company’s independent registered public accounting firm for fiscal year 2017, “FOR” approval of the compensation of named executive officers, “FOR” one year as the frequency of future non-binding shareholder votes to approve the compensation of the Company’s named executive officers, and in the discretion of the proxies with respect to such other business as may properly come before the meeting and at any adjournment or postponements thereof.

Your Vote is Important

To vote through the Internet or by telephone, see instructions on reverse side of this card. To vote by mail, sign and date this card on the reverse side and mail promptly in the postage-paid envelope.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side